UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                                  AMENDMENT #1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        Island Critical Care Corp.
                 (NAME OF SMALL BUSINESS ISSUER IN OUR CHARTER)

                                    Delaware

         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

               3699                                      65-0967706
   (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
    CLASSIFICATION CODE NUMBER)                        IDENTIFICATION NO.)

               85 Watts Drive, Charlottetown, Prince Edward Island

                                 (902) 569-4447

          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                  J. Paul Hines

                           205 Worth Avenue, Suite 201

                            Palm Beach, Florida 33480

                                 (954) 418-4912
               (NAME, ADDRESS AND TELEPHONE OF AGENT FOR SERVICE)

             APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

          If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE (1)


Total  Registration  Fee                                       $  2,598.00

(1)     Estimated  solely  for  the purpose of calculating the registration fee.

          The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2000

                        ISLAND CRITICAL CARE CORP.

                        7,795,049 shares of Common Stock

          The registration statement, of which this prospectus is a part relates to the offer and sale of 7,795,049 shares of our common stock by the holders of these securities, referred to as selling security holders throughout this document.

          Our common stock is not listed on any national securities exchange or the NASDAQ stock market.

          The selling security holders may offer their shares at any price. We will pay all expenses of registering the securities.

          These securities involve a high degree of risk and should be considered only be persons who can afford the loss of their entire investment. SEE RISK FACTORS BEGINNING ON PAGE 7.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this preliminary prospectus is May 30, 2000



                                TABLE OF CONTENTS

Part  I  -  Prospectus  Information

 1.    Front Cover Page of Prospectus . . . . . . . . . . . . . . . .   1
 2.    Inside Front and Outside Back Cover Pages of Prospectus. . . .   2
 3.    Summary Information. . . . . . . . . . . . . . . . . . . . . .   4
       Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . .   5
       Because We are a Development Stage Company with Limited Operations and No Revenues or
        Profits We are Subject to  Developmental  Stage Risks;


       If We Fail to develop a Marketing  Plan,  Sales of Our
       Pulse  Oximeters  Will be Negatively  Impacted                   5
       If We Fail to Develop  Assembly
       Plans the  Quality  of Our  Products
       Will be  Negatively  Impacted                                    5
       Masimo Has Already Granted Licenses of its Signal
       Extraction  Technology to Other Companies
       Which Puts us at a  Competitive  Disadvantage                    5
       Because Our  Business is Overly
       Dependent Upon Masimo, Any Material Change
       in Our Relationship or Agreement with
       Masimo  will  Negatively  Impact  Our  Business                  6
       We  are  Subject  to  Intense
       Competition  Which May  Negatively  Impact Our
       Ability  to  Achieve  Profitable
       Operations                                                       6
       If We Fail to Obtain  Distribution  Agreements,
       Sales of Our Pulse
       Oximeters Will be Negatively Impacted                            6
       If  We  Do  Not  Use  a System of Quality
       Assurance in Our Assembly Process,
       Our Pulse  Oximeters  Will  Not
       Perform  to  Industry  Expectations                              7
       If Our Completed Pulse Oximeter
       Does Not Perform to Industry Standards,
       it Will Become Obsolete                                          7
       Cost Saving Measures by Managed Health
       Organizations May Negatively Impact
       Potential Sales of Our Pulse
       Oximeters to these Organizations                                 7
       Because Our  Licensing  Agreement
       with  Masimo  Requires Us to
       Use Masimo's Product  Designation  on
       the  Front  of  Our  Pulse  Oximeters,
       We May be Unable to Develop and Promote
       Our Own Brand Name                                               7
       We  Are  Limited  In  Our  Ability
       to Enter Into  Agreements or Arrangements
       with Other  Technology Companies
       that Could Offer Technology Superior to Masimo's                 7
       If We Fail to Diversify Our Product
       Line, We will be at a Competitive
       and Tehnological Disadvantage                                    8
       Our  Use  of  Masimo's  Signal  Extraction
       Technology May Subject Us to Possible
       Patent  Infringement  Claims that Could
       result in Damage Awards Against
       Us and/or Limit our Ability to Use
       or Sell Our Pulse Oximeters                                      8
       Our  Line  of  Credit  Facility  with
       Enterprise P.E.I. Imposes Restrictions
       that May Limit Our Ability to Manage
       and/or Structure Our Debt and Corporate
       Expenditures and other Finances                                  8

 4.    Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . .   9
 5.    Determination of Offering Price. . . . . . . . . . . . . . . .  10
 6.    Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
 7.    Selling Security Holders . . . . . . . . . . . . . . . . . . .  10
 8.    Plan of Distribution . . . . . . . . . . . . . . . . . . . . .  13
 9.    Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . .  14
10.    Directors, Executive Officers, Promoters, and Control Persons.  14
11.    Security Ownership of Certain Beneficial Owners and Management  16
12.    Description of Securities. . . . . . . . . . . . . . . . . . .  17
13.    Interest of Experts and Counsel. . . . . . . . . . . . . . . .  18
14.    Disclosure of Commission Position on Indemnification
       for Securities Act Liabilities . . . . . . . . . . . . . . . .  18
15.    Organization Within Last Five Years. . . . . . . . . . . . . .  19
16.    Description of Business. . . . . . . . . . . . . . . . . . . .  19
17.    Plan of Operation. . . . . . . . . . . . . . . . . . . . . . .  35
18.    Description of Property. . . . . . . . . . . . . . . . . . . .  37
19.    Certain Relationships and Related Transactions . . . . . . . .  38
20.    Market for Common Equity and Related Stockholder Matters . . .  38
21.    Executive Compensation . . . . . . . . . . . . . . . . . . . .  39
22.    Financial Statements . . . . . . . . . . . . . . . . . . . . .  41
23.    Changes and Disagreements With Accountants on Accounting
       and Financial Disclosure . . . . . . . . . . . . . . . . . . .  50

Part II -  Information Not Required in Prospectus

24.    Indemnification. . . . . . . . . . . . . . . . . . . . . . . .  51
25.    Other Expenses of Issuance and Distribution. . . . . . . . . .  51
26.    Recent Sales of Unregistered Securities. . . . . . . . . . . .  52
27.    Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
28.    Undertakings . . . . . . . . . . . . . . . . . . . . . . . . .  54

ITEM  3.     SUMMARY  INFORMATION  AND  RISK  FACTORS

                               PROSPECTUS SUMMARY

     This prospectus contains statements about our future business operations that involve risks and uncertainties. OUR ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY FROM OUR ANTICIPATED FUTURE OPERATIONS, AS A RESULT OF MANY FACTORS, INCLUDING THOSE IDENTIFIED IN THE "RISK FACTORS" BEGINNING ON PAGE 6. The prospectus summary is limited to highlighting the most significant aspects of this offering. You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, prior to making an investment decision.

OUR COMPANY.
        We were incorporated in Delaware on December 15, 1999. On December 22, 1999, we merged with Island Critical Care Corp., an inactive Florida corporation. Island Critical Care, Florida, was originally incorporated on March 15, 1996 under the name 9974 Holding, Inc., but changed its name from 9974 Holding Co., to Ontario Midwestern Railway Company, Inc., and then to Midwestern Railway Company, prior to their merger with us. In the merger transaction, we exchanged our shares with Island Critical Care Florida in a 1 for 1 exchange of common stock. Following that transaction, we emerged as the surviving entity. On January 13, 2000, we merged with Island Critical Care Corporation, an Ontario corporation. In this transaction, we exchanged our shares with the Ontario incorporated Island Critical Care Corporation in a 1 for 1 exchange of common stock. We emerged as the surviving entity. We acquired the Ontario incorporated Island Critical Care Corporation, because we wanted to purchase its licensed technology of Masimo's signal extraction technology, cash, financial incentive agreements and research and development of its pulse oximeter prototype.

        Through our acquisition of the Ontario incorporated Island Critical Care Corporation we acquired the right to use Masimo Corporation's Signal Extraction Technology in medical devices that we plan to develop. This Technology integrates a computer processing board, computer software program, cables, and other equipment into medical monitoring devices and is designed to measure the level of oxygen saturation in the blood of human patients.

        We seek to become a developer, assembly plant, and worldwide distributor of medical monitoring devices that use Masimo's Signal Extraction Technology. Our registered office is located at Suite 201, 205 Worth Avenue, Palm Beach, Florida, 33480 and our registered agent at that address is J. Paul Hines. Our principal executive offices are currently located at 85 Watts Avenue, Charlottetown, Prince Edward Island, Canada. Our telephone number is (902) 569-4447. We are only authorized to issue common stock. Our total authorized common stock consists of 50,000,000 shares, of which 18,101,000 shares are issued and outstanding.

OUR BUSINESS.
        We currently have limited operations comprised of assembling some of our sub-component parts for the assembly of our pulse oximeter product. We currently have no revenues or profits. The initial medical monitoring device we have developed and we will attempt to market is the VitalSAT stand-alone pulse oximeter using Masimo's Signal Extraction Technology. On or about April 28, 2000 we completed development of our prototype pulse oximeter. From approximately January 1, 2000 to approximately August 1, 2000, the name of our pulse oximeter was the ATO2m2000 pulse oximeter. On or about August 21, 2000, we decided to change the name of our pulse oximeter to the VitalSAT pulse oximeter. We changed the name of our pulse oximeter because we believed the new name offered greater name recognition.

        Our plans include leasing a building to be constructed in the Town of Stratford, Prince Edward Island. Prince Edward Island is one of the ten Provinces which comprise the Confederation of Canada. It is located in the
Atlantic Ocean approximately 13 miles northwest of Nova Scotia. Until construction of the to be leased building is complete, and we have entered into an agreement for the use of those premises, we have been given access to office and manufacturing premises owned by the government of the Province of Prince Edward Island on a rent free basis. These temporary offices are located in The West Royalty Industrial Park in Charlottetown, Prince Edward Island and includes approximately 2800 square feet of office space, storage space, assembly space and a foyer. In approximately July 2000, we began limited operations in these temporary facilities. Our limited operations to date have consisted of assembling three of the five sub-component parts of the VitalSat Pulse Oximeter; however, we have not assembled any pulse oximeters to completion other than our prototype pulse oximeters. We do plan to assemble pulse oximeters to completion in these temporary facilities as of approximately October 2000. We expect that the new Stratford assembly plant will be available for our use by approximately November, 2000, at which time we will begin assembling and distributing our VitalSAT Pulse Oximeter. There are no assurances that any of these plans will occur.

        We have developed no assembly, marketing, or distribution plans for our VitalSAT stand-alone pulse oximeter. We cannot assure that we will ever develop any other medical device products.

THE OFFERING.
          As of June 30, 2000, we had 18,101,000 shares of our common stock outstanding. This offering is comprised of securities offered by selling security holders only. We will not receive any proceeds from the sale of the securities.

                           FINANCIAL SUMMARY INFORMATION.
        You should read carefully all the information in this prospectus, including the financial statements and their explanatory notes.

                       (In US Dollars)
Statement of Operations          Period from

                                  Inception to

                                 March 31, 2000

------------------------------  -----------------
Net Sales                       $            0
Cost of Sales                   $            0
Gross profit                    $            0
Operating expenses              $      445,705
Income (loss) from operations   $     (445,705)
Other expense, net              $            0
Net income (loss)               $     (445,705)
Net income per common share     $         (.03)

                                 (In US Dollars)

Balance Sheet                              Period from
                                           Inception to
                                           March 31, 2000
-----------------------------------------  ----------------


Total current assets                       $       277,386
Other assets                               $       168,071
Total Assets                               $       459,304
Current liabilities                        $        36,070
Due to stockholder/officer                 $             0
Due to related party                       $             0
Total liabilities                          $        36,070
Stockholders equity (deficiency)           $       423,234
Total liabilities and stockholder equity   $       459,304





                                  RISK FACTORS

        An investment in the shares of common stock offered in this prospectus involves a high degree of risk. We cannot assure that we will ever generate revenues, develop operations, or make a profit.

BECAUSE WE ARE A DEVELOPMENT STAGE COMPANY WITH LIMITED OPERATIONS AND NO REVENUES OR PROFITS WE ARE SUBJECT TO DEVELOPMENTAL STAGE RISKS; YOUR ABILITY TO EVALUATEOUR BUSINESS IS LIMITED
        We are a development stage company with only limited operations. We have just begun assembly of the sub-component parts of our pulse oximeters. We have not generated any revenues and have operated at a loss since our inception. As such, we have no operating history upon which you can evaluate our business or our business strategies. You must consider the risks and difficulties frequently encountered by development stage companies. Such risks include:
_    An evolving and  unpredictable  business  model
_    Whether we are able to manage our growth
_    Whether we are able to anticipate and adapt to a developing market
_    Whether the public will accept our product
_ Whether we will be able to identify, attract, and retain qualified personnel

        There can be no assurance that we be will successful in addressing these risks. Moreover, because we will be required to make significant up-front expenditures in connection with developing our assembly, marketing and advertising plans, we anticipate that we may incur losses until such time as revenues are sufficient, if ever, to cover our operating costs. There are no assurances that we will ever generate significant revenue or ever achieve profitable operations.

IF WE FAIL TO DEVELOP A MARKETING PLAN, SALES OF OUR PULSE OXIMETERS WILL BE NEGATIVELY IMPACTED
        Although we have generally determined that our marketing plans will consist of distributor and direct sales, we have not specifically determined how we will implement those plans. If we fail to develop a marketing plan, sale of our pulse oximeter product will be negatively impacted. Even if we develop a marketing plan, there are no assurances that it will be successful in generating sales of our product.

IF WE FAIL TO DEVELOP ASSEMBLY PLANS THE QUALITY OF OUR PRODUCTS WILL BE NEGATIVELY IMPACTED
        Our assembly plant is scheduled to be completed by approximately November 2000, however, we have not developed specific assembly plans for the assembly of our pulse oximeter in our to be constructed new assembly plant. If we fail to develop assembly plans, other aspects of our business will be negatively impacted, as follows:

_     Our ability to develop a quality assurance program
_ Our ability to efficiently manage costs in the assembly of our pulse oximeter or other future products
_ Our ability to efficiently and effectively make maximum use of our employees

MASIMO HAS ALREADY GRANTED LICENSES OF ITS SIGANL EXTRACTION TECHNOLOGY TO OTHER COMPANIES WHICH PUTS US AT A COMPETITIVE DISADVANTAGE
        Masimo has always maintained a business strategy of commercializing its Signal Extraction Technology by granting licenses of this technology to medical device manufacturers or distributors. For instance, Masimo has granted licenses to the following established medical monitoring device companies that have substantially greater assets and financial resources than us:

-    Zoll, a company  based in France
-    Protocal, a company  based in the United
     States
-    Drager, a company based in Germany
-    GE-Marquette, a company based in the United  States
-    Data Scope, a company  based in the United States
-    NEC, a company based in Japan
-    GS Electromedizinische Gerate, a company based in Switzerland

        Although none of these companies have added Masimo's Signal Extraction Technology to a stand-alone portable pulse oximeter like our VitalSAT pulse oximeter, these companies have added this technology to their existing products. In doing so, Masimo has made the Signal Extraction Technology readily available to hospitals, clinicians, and physicians and to other venues servicing medical patients. Over thirty companies in the United States, Europe, and Japan have licensing agreements with Masimo. Several of these companies already have long-standing relationships with Masimo and have developed products using
Masimo's Signal Extraction Technology. Moreover, under the terms of our agreement with Masimo, Masimo may grant these licenses to an unlimited number of companies that could cause increased competition.

        In contrast, we are in the initial stages of our agreement with Masimo, we have no distribution agreements, and we have just completed the development of our prototype Pulse Oximeter. Accordingly, we must successfully implement our development, marketing, and distribution plans to become competitive.

BECAUSE OUR BUSINESS IS OVERLY DEPENDENT UPON MASIMO, ANY MATERIAL CHANGE IN
OUR RELATIONSHIP OR AGREEMENT WITH MASIMO WILL NEGATIVELY IMPACT OUR BUSINESS
        Our continued existence is dependent upon Masimo. Because a crucial component of our VitalSAT pulse oximeter is Masimo's Signal Extraction Technology, the development and promotion of our product is dependent upon Masimo's continued participation. Should a change in our control occur, our Agreement with Masimo might be negatively affected, including possible breach of contract claims against us. Should Masimo breach its agreement with us and stop supplying us with their Signal Extraction Technology computer boards, we will be unable to assemble any further products. Should Masimo become insolvent and incapable of producing computer boards used in our pulse oximeter, our business will cease to exist.

WE ARE SUBJECT TO INTENSE COMPETITION WHICH MAY IMPACT OUR ABILITY TO ACHIEVE PROFITABLE OPERATIONS
     The medical device industry is subject to rapidly evolving technology and increased competition. Nellcor Puritan Bennett of Orlando, Florida occupies about 80% of the pulse oximeter market and is a dominant player in the pulse oximeter market. Ivy Biomedical is one of three manufacturers that have incorporated Masimo's Signal Extraction Technology in the manufacture of a stand-alone pulse oximeter. These companies may have the following competitive advantages regarding their pulse oximeters and other medical monitoring devices:

   - More established distribution networks
   - More competitively priced products
   - Better quality and performance
   - More financial and technological resources to devote to research and development
   - Technological and marketing advantages.

        In addition, Masimo is currently developing its own stand-alone pulse oximeter, known as the "Radical."

        If we are unable to overcome these competitive advantages, we will generate few sales of our pulse oximeters and our ability to achieve profitable operations will be negatively impacted.

IF WE FAIL TO OBTAIN DISTRIBUTION AGREEMENTS, SALES OF OUR PULSE OXIMETER WILL BE NEGATIVELY IMPACTED
        We now have only one confidential distribution agreement for our initial product. We have no agreements for any other possible future products. We may encounter difficulties in securing other distribution agreements. Although we have generally developed our methods of distribution, we have not developed a specific plan to implement them. In contrast, our competitors, such as Nellcor, have a substantial distribution network. If we fail to adequately develop a distribution network, we will not generate sufficient sales to become profitable.

IF WE DO NOT USE A SYSTEM OF QUALITY ASSURANCE IN OUR ASSEMBLY PROCESS, OUR PULSE OXIMETERS WILL NOT PERFORM TO INDUSTRY EXPECTATIONS
        If each step in our assembly process is not compliant with acceptable standards of quality assurance, the performance of our VitalSAT Pulse Oximeter will be compromised. Because Masimo's Signal Extraction Technology will be a crucial component of our VitalSAT Pulse Oximeter, if we do not use quality assurance in integrating that technology to our remaining components, our entire unit will not function properly. Currently, we do not have a specific quality assurance plan to be implemented in our assembly process. If we fail to develop or implement a quality assurance plan to our assembly process, our pulse oximeters will not perform properly and our reputation for providing quality products will diminish or never be developed.

IF OUR COMPLETED PULSE OXIMETER DOES NOT PERFORM TO INDUSTRY STANDARDS, IT WILL BECOME OBSOLETE
        We have not determined whether the completed prototype product will perform to industry standards. If our product does not perform to industry expectations, it will not be accepted into the marketplace as a reliable patient monitoring device. If our completed product does not exceed the performance of conventional pulse oximeters, our product will become obsolete. In addition, should the industry standard increase to a level which our protype product does not perform, our product will become obsolete.

COST SAVING MEASURES BY MANAGED HEALTH ORGANIZATIONS MAY NEGATIVELY IMPACT POTENTIAL SALES OF OUR PULSE OXIMETERS TO THESE ORGANZATIONS
        The North American population is increasingly dependent upon managed care organizations. If managed care organizations continue to grow and/or consolidate, these organizations may seek cost-saving measures such as decreasing the use of newly developed patient monitoring devices with new technology or additional functions, in favor of conventional devices that may possibly be obtained at less expensive prices. This development would have a negative impact upon the sales of our pulse oximeters.

BECAUSE OUR LICENSING AGREEMENT WITH MASIMO REQUIRES US TO USE MASINO'S PRODUCT DESIGNTION ON THE FRONT OF OUR PULSE OXIMETERS, WE MAY BE UNABLE TO DEVELOP AND PROMOTE OUR OWN BRAND NAME
        Our purchasing and licensing agreement with Masimo requires us to affix the Masimo label to our products. Our distributors may want to affix our company name on our pulse oximeter; however, they will not be required to do so, in which case the distributor's name will appear, while our name will not appear. In other cases, distributors may choose Masimo's name to appear on our products, to the exclusion of our company name. If distributors choose not to use our name, it limits our ability to develop recognition of our company name and reputation.

OUR AGREEMENTS WITH MASINO LIMITS OUR AGILITY TO ENTER INTO AGREEMENTS OR ARRANGEMENTS WITH OTHER TECNOLOGY COMPANIES THAT COULD OFFER US TECHNOLOGY SUPERIOR TO MASINO'S TECHNOLOGY
        Our purchasing and licensing agreement with Masimo requires that our products exclusively use Masimo's Signal Extraction Technology. In addition, the agreement requires that after the third year of the agreement our products using this technology will make up at least 80% of our annual patient monitoring product shipments. Because of these limiting provisions, if other companies produce superior technologies to Masimo, we will be unable to use these technologies in our products which could cause our competitors to have a competitive advantage over us.

IF WE FAIL TO DICERSIFY OUR PRODUCT LINE, WE WILL BE AT A COMPETITIVE AND TECHNOLOGICAL DISADVANTAGE
      As we become more established in the assembly of our pulse oximeters, we will be under increased market pressure to develop and/or acquire new products or develop technological enhancements to our existing products. If we devote too many financial resources to the development, assembly, and promotion of our pulse oximeters, at the expense of research and development of new medical testing devices, our business may be overly concentrated in one product. Other companies that are partners with Masimo have begun development of other medical monitoring devices, other than the pulse oximeter, using the Signal Extraction Technology. These companies will have technological advantages over us in developing new products.

OUR USE OF MASIMO'S SIGNAL EXTRACTION TECHNOLOGY MAY SUBJECT US TO POSSIBLE PATENT INFRINGEMENT CLAIMS THAT COULD RESULT IN DAMAGE AWARDS AGAINST US AND/OR LINIT OUR ABILITY TO USE OR SELL OUR PULSE OXIMETERS
        Masimo has sued Nellcor for infringement of its Signal Extraction Technology patent and Nellcor has counterclaimed against Masimo and Ivy Biomedical for infringement of patents held by Nellcor. If Masimo is found to have infringed on Nellcor's patent, Masimo may no longer be able to sell their Signal Extraction Technology computer boards. Should that event occur, we will be unable to assemble our products. In addition, if damage awards are awarded against us, our financial condition will be negatively impacted.

OUR LINE OF CREDIT FACILITY WITH ENTERPRISE P.E.I. IMPOSES RESTRICTIONS THAT MAY LIMIT OUR ABILITY TO MANAGE AND/OR STRUCTURE OUR DEBT AND CORPORATE EXPENDITURES AND OTHER FINANCES
        Our line of credit from Enterprise, P.E.I., a Prince Edward Island government agency, requires the agency's written consent if we wish to make certain expenditures. For instance, if we wish to make any loans or advances to shareholders or affiliated companies or grant corporate loan guarantees, we must obtain the agency's written consent. Enterprise PEI also requires its written consent if we wish to make dividend payments to our shareholders or bonuses to our directors. These conditions limit our ability to structure our corporate finances and affairs in a manner that may be advantageous to our corporate affairs and development.

ITEM  4.     USE  OF  PROCEEDS

        We will not receive any proceeds from the sale of securities by the holders of the securities.

ITEM  5.     DETERMINATION  OF  OFFERING  PRICE

        We will not make this determination. The holders of the securities will be able to determine the price at which they sell their securities.

ITEM  6.     DILUTION

        Since we are not offering or registering shares at a specific price, we are unable to calculate dilution.

ITEM  7.     SELLING  SECURITY  HOLDERS

        The securities are being sold by the selling security holders named below. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities.

Name                 Relationship    Amount          Amount          Percentage
                     With Issuer     Beneficially    Beneficially    Owned
                                     Owned Prior to  Owned           After
                                     Offering        After Offering  Offering is

                                                                        Complete

3006760 Ontario Inc.                           20,000               0
503124 Ontario Ltd.                           108,715               0
Bob Anderson                                      834               0
Atlantis Capital                               16,687               0
Corp.
Nick Auciello                                   6,667               0
James Aw                                       20,000               0
Pamela K. Beer                                    500               0
Marlon Brand                                    4,000               0
Ronald B. Brown                                   834               0
C&T Co, Inc.                                   80,000               0
Frank Cango                                       667               0
Steve Chafetz                                   6,667               0
Bob Chaudhuri                                   5,000               0
Ken Coe                                           667               0
Marc Comjean                                   23,334               0

Courtice Investments                          150,000               0
Inc.
D. Bond Investments                             6,667               0
David Cravit                                   10,000               0
Amy G. Crosby                                 150,000               0
Michael Curtis                                 41,285               0
Kathy Deamics                                     867               0
Deborah Dublack                                12,000               0
Elgin Investments     Investor              1,600,000               0         0
Don Fenn                                       20,000               0
Finlay Investment
Consulting            Investment            1,000,000               0         0
                      Relations  Sub-
                      Contractor

David Fletcher                                 20,000               0
Tony Flynn                                     20,000               0
David Frattaroli                               10,000               0
Louis Gallo                                     7,048               0
Jay Gemma                                      16,667               0
Matthew Glac                                    3,000               0
Alan Grant                                     60,000               0
Brenda Hamilton                                25,000               0
Lucy Harris                                     6,667               0
El-Ann Hines                                      334               0
L.J. Hines                                        334               0
Lauren Hines                                      834               0
Mark Hines                                        334               0
Nadine Hines                                      834               0
Collin Hong                                    10,000               0
Alex Johnston                                  10,000               0
Nicolia Kartsonas                               1,000               0
Alex Kennedy                                   20,000               0
William Kennedy                                 6,826               0
M.G. Kennedy                                   10,000               0
Tan Hi Kim                                      3,816               0
W.E. King                                         834               0
Martin Laelante                                10,000               0
Annie Lee                                       2,151               0
Ben Leung                                       1,334               0
Peter Lockey                                      667               0

Liane Lueck                                       667               0
Norma Marrone                                  16,667               0
Michael Martin                                    839               0
Nora Marjorie                                     342               0
Martin
Teresa Melo                                     1,667               0
Jesse Moore                                       334               0
Stewart Murray                                  2,000               0
Diane Nemis                                    50,000               0
Mary Ann Neshevica                             20,000               0
Don Paradiso                                   25,000               0
Joseph Perrault                                 6,667               0
John Pignatelli                                 4,000               0
Lynn Pignatelli                                40,000               0
Paul Pignatelli                                36,000               0
Karen Pohl                                      6,667               0
Ruth Reisman                                    6,667               0
Gavin Riches                                  793,098               0
Romz International                            200,000               0
Co.
Lissette Rozon                                    834               0
Irnre Sarvari                                  10,000               0
Jules Sarvari                                   2,000               0
Guy Schierau                                   20,000               0
Ship Island           Investor              2,719,811               0         0
Investments
Nikolic Slobodan                               80,000               0
Terrence Edwin                                    475               0
Staples
Peter Stein                                    60,000               0
Swift Enterprises                              72,000               0
Inc.
Harry Tan                                       5,239               0
The Imerax Group                               25,667               0
Frank Ursoleo                                     667               0
George C. Valeri                                5,000               0
Delia Bowman                                      382               0
Wach

Dr. Ed White                                    1,000               0
Fern White                                        334               0
David B. Williams                               7,000               0
Lily Lau Chui Ying                                954               0
Silvano Zacchigna                              30,000               0
Jerry Zadyko                                    2,000               0
Dimitri Zolotoreu                               8,000               0
Total                                       7,795,049               0


ITEM  8.     PLAN  OF  DISTRIBUTION

        The securities offered by this prospectus may be sold by the selling security holders or by those to whom such shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

        Any of the selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling security holders were to provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

          In addition, the selling security holders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

          The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling security holders, the pledge in such loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders also may enter into exchange traded listed option transactions which require the delivery of the securities listed under this prospectus. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling security holders under this prospectus.

          In addition to the above, each of the selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling security holders or any such other person.

          There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

          All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling security holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the selling security holders.

          Should any substantial change occur regarding the status or other matters concerning the selling security holders, we will file a Rule 424(b) Prospectus Supplement disclosing such matters.

ITEM  9.     LEGAL  PROCEEDINGS

          We are not aware of any pending or threatened legal proceedings, in which we are involved.

ITEM  10.    DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS,  AND  CONTROL PERSONS

DIRECTIONS AND EXCUTIVE OFFICERS.

     Our Bylaws provide that we may have the minimum number of directors allowable by law. Delaware Corporate Law provides that a corporation must have at least 1 director. Vacancies are filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:

Name            Age        Position
--------------  ---  --------------------

Kenneth Legere   53  President & Director
Sean Flanigan    35  Secretary & Director
Wayne Weber      41  Treasurer & Director

          Each director will serve until our next annual shareholders' meeting to be held at an undetermined date or until a successor is elected who accepts the position. Directors are elected for one-year terms. Our officers will be elected by the Board of Directors at their first meeting following the annual shareholder meeting each year.

          Kenneth R. Legere, our president, chief executive officer and director, served seventeen years in the Canadian Armed Forces as a Medic, pharmacist, x-ray technician, and laboratory technologist from 1969 to 1988. From 1981 to 1983, Mr. Legere completed biomedical engineering training at the NATO learning institution, the U.S. Army Medical Equipment and Optical School, and Fitzsimmon Army Medical Center. From 1988 to 1998, Mr. Legere, acted as the sole Canadian distributor of Schiller AG's life sciences equipment. Schiller AG is a Swiss company.

     Sean Flanigan, our vice president, chief operating officer and director is an attorney licensed to practice law in the Province of Ontario. He graduated from Carleton University (Ottawa) with a Bachelor of Arts degree in June of 1987. After graduation he studied economics at Carleton University and enrolled in the University of Ottawa Law School from which he graduated in 1991. He was admitted to the bar of Ontario in February of 1993 and practiced law as a partner of the firm Tavel & Flanigan from September 1993 through December of 1999. Mr. Flanigan was the incorporator of the Ontario Corporation that we acquired in January of 2000 and he joined our board of directors and becmae our chief operating officer as of the date of the merger.

          Wayne Weber, our vice president, chief financial officer and director is a Chartered Accountant licensed to practice in the Province of Ontario. He graduated from the University of Ottawa with a Bachelors of Administration in 1981. After graduation he articled with a Grant Thornton International affiliate and became a Chartered Accountant in 1985 and member of the Public Accountants Council for the Province of Ontario in 1986. Wayne continued to climb through the ranks within the public accounting firm and was admitted to partnership in January 1998 where he continued to work until joining Island Critical Care Corp.

SIGNIFICANT EMPLOYEES.
          Other than those persons mentioned above, we have no significant employees.

FAMILY RELATIONSHIPS.
          There are no family relationships among our officers, directors, or persons nominated for such positions.

LEGAL PROCEEDINGS.
          No officer, director, or persons nominated for such positions and no promoter or significant employee of our Company has been involved in legal proceedings that would be material to an evaluation of our management.

ITEM  11.    SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL OWNERS AND MANAGEMENT

          The following tables set forth the ownership, as of January 18,2000, of our common stock (a) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, and (b) by each of our directors, by all executive officers and our directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.



Title of Class  Name and Address    # of Shares  Nature of Ownership  Current %
                                                                           Owned

-------------  ------------------    ---------   ----------------  -------------
Common          Finlay

                Investment Consulting        1,000,000  Direct              5.5%
Common          Elgin
                Investments                  1,600,000  Direct             8.83%
Common          Ship Island Investments      2,719,811  Direct            15.03%

Common          10,000 Del., Inc.           10,164,398  Direct            56.15%

10,000 Del Inc. is an affiliate corporation, which is controlled by Kenneth Legere, Wayne Weber and Sean Flanigan. The shares owned indirectly by Kenneth Legere, Wayne Weber and Sean Flanigan through 10,000 Del Inc. are indicated below. However, none of the shares owned by 10,000 Del., Inc. are being registered under this prospectus. In addition it should be noted that the shares of Finlay Investment Consulting and Elgin Investments are being registered pursuant to this prospectus.



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.



Title of Class  Name and Address  # of Shares  Nature of Ownership  Current %
                                                                    Owned

-------------  ---------------  -----------  -------------------  --------------

Common          Kenneth Legere      6,168,164  Indirect through
                                       10,000  Del. Inc.                  34.08%
Common          Sean Flanigan       1,500,000  Indirect through
                                       10,000  Del. Inc.                   8.29%
Common          Sean Flanigan            1000  Direct                      0.01%
Common          Wayne Weber         2,200,000  Indirect through
                                       10,000  Del. Inc.                  12.15%
--------------  ---------------  -----------  ------------------  --------------
Total                               9,869,164                             54.53%

CHANGES IN CONTROL.
          There are currently no arrangements, which would result in a change in our control.

ITEM  12.    DESCRIPTION  OF  SECURITIES

          The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

COMMON  STOCK.
General.
          We are authorized to issue 50,000,000 shares of common stock with a par value of $.001 per share. As of June 30, 2000, there were 18,101,000 common shares issued and outstanding. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

VOTING RIGHTS.
          Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders ofcommon stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

DIVIDEND POLICY.
          All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. In addition, our agreement with Prince Edward Island forbids our payment of dividends while any loan amount is outstanding, unless we receive specific written consent from the Prince Edward Island government. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

MISCELLANEOUS RIGHTS AND PROVISIONS.
          Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of preferred stock.

Shares  Eligible  For  Future  Sale.
       The 7,795,049 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

          In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

          Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least$100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

          As a result  of the  provisions  of Rule  144,  all of the  restricted
Securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

ITEM  13.    INTEREST  OF  EXPERTS  AND  COUNSEL

          Our Financial Statements for the period from inception of our predecessor to March 31, 2000 and June 30, 2000 have been included in this prospectus in reliance upon of Rotenberg & Co., independent Certified Public Accountants, as experts in accounting and auditing.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          Insofar  as   indemnification   for  liabilities   arising  under  the
Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

ITEM  15.    ORGANIZATION  WITHIN  LAST  FIVE  YEARS

          Prior to the merger, in December 1999, Island Critical Care Corporation, the Ontario Corporation, sold a total of 2,988,098 shares of common stock to one investor; Marmaid Development Corporation which was established under the laws of Ontario, Canada in connection with a Canadian private placement, for cash consideration totaling $1,138,779 in United States dollars. Subsequently, Marmaid was wound up and the assets were distributed to its shareholders; the largest of which was Elgin Investments. Elgin Investments received 1,600,000 shares of Island Critical Care Corporation., the Ontario Corporation, of the total 2,988,098 shares of common stock sold to the investors in the Canadian private placement. Elgin Investments' total cash investment in the Canadian private placement was $550,960 in United States dollars. In connection with that private offering, Island Critical Care Corporation., the Ontario Corporation, also issued 1,000,000 shares of its common stock to Finlay Investments, for services valued at $340,000. The investors in the Canadian private placement received warrants to purchase an additional 747,025 shares of Island Critical Care, Ontario Corporation's common stock. As of December 31, 1999, these warrants remained outstanding. These warrants, if exercised, will result in the issuance of 747,025 shares of our common stock. The warrants may be exercised over a two-year period. The warrants are exercisable in the first year at US $ 0.68 per share and at US$ 1.02 per share in the second year.

          In December 1999 and prior to the merger, 10,000 Delaware, Inc., a corporation owned by our president, Kenneth Legere, provided Island Critical Care Corporation., the Ontario Corporation , with $6,145 of legal and incorporation expenses to affect the incorporation of the Island Critical Care Corporation., the Ontario corporation. 10,000 Delaware, Inc. received 6,164,398 shares of Island Critical Care Corporation., the Ontario corporation, as consideration for the payment of these expenses.

ITEM  16.    DESCRIPTION  OF  BUSINESS

BUSINESS  DEVELOPMENT.
          We were incorporated in Delaware on December 15, 1999 for the purpose
of  developing,  assembling,  and  distributing   patient  monitoring  devices
worldwide. On December 22, 1999, we merged with Island Critical Care Corp., an inactive Florida corporation. Island Critical Care, Florida, was originally incorporated on March 15, 1996 under the name 9974 Holding, Inc., but changed its name from 9974 Holding Co., to Ontario Midwestern Railway Company, Inc., and then to Midwestern Railway Company, prior to their merger with us. In the merger transaction, we exchanged our shares with Island Critical Care Florida in a 1 for 1 exchange of common stock. Following that transaction, we emerged as the surviving entity. On January 13, 2000, we merged with Island Critical Care Corporation, an Ontario corporation. In this transaction, we exchanged our shares with the Ontario incorporated Island Critical Care Corporation in a 1 for 1 exchange of common stock. We emerged as the surviving entity. We acquired the Ontario incorporated Island Critical Care Corporation, because we wanted to purchase its licensed technology, cash, financial incentive agreements and research and development of its pulse oximeter prototype.

          We have operated as a development stage company since our inception. We have devoted all our efforts to financial planning, raising capital, research and development, and development of our assembly plant. We have never been the subject of any bankruptcy or receivership. We have had no operations to date.

          In our merger with the Ontario incorporated Island Critical Care, we acquired the right to incorporate Masimo's Signal Extraction Technology in medical devices we plan to develop. We are in the process of developing a medical device using this technology. We plan to complete our development of our VitialSAT Pulse Oximeter by approximately October 2000.

PRINCIPAL  PRODUCTS  AND  SERVICES.
          We currently have one prototype product, the VitalSAT pulse oximeter. We publicly announced this product under the product name ATO2M2000 Pulse Oximeter on June 26, 2000 at the World Congress of Pediatric Intensive Care in Montreal, Canada. On August 21, 2000 we changed the name of our product to the VitalSAT pulse oximeter. We have presently commenced production of the sub-component parts of this product and anticipate delivery of the first completed VitalSAT pulse oximeter in approximately October, 2000.

          The planned operation and assembly of our product, the VitalSAT pulse oximeter, which is a delivery device for patient information, is as follows:

          We plan to obtain Masimo's computer board and sensors that will collect and interpret concentration of oxygen in the bloodstream which will then be delivered to the user through a display panel and alarms. The VitalSAT pulse oximeter is a delivery device for patient information.

        We will directly be involved in providing the following functions to our pulse oximeter:
-     Product Design
- Collecting data on the user opinion of the pulse oximeter and making necessary modifications to the product and the original design, if necessary, and incorporating those changes, if necessary, into future models of the pulse oximeter
-     Storage of patient data
-     Organization of patient data
-     Delivery  of patient data
-     Display of data in:
-     Real time
-     Occurs at the moment of measurement
-     Historical Trending
- Constant patient monitoring that displays blood oxygen levels by plotting real time measurements against a 48 hour period
-      Alarm Results
-      Alarm  sounds if blood  oxygen  level  reaches a level below  normal
-      Historical  Readings
- providing a memory of real time readings for a single patient for up to ten days of continuous monitoring.

          Our pulse oximeter is a medical measurement and storage device that is attached to a patient via a cable and sensor applied to a finger, toe, across the bridge of the nose or an ear lobe. The device measures the concentration of oxygen in the blood stream as well as the heart rate measured in beats per minute. The oxygen is measured with an infrared light signal, which the probe emits and then picks up and transmits to the oximeter unit through the cable. A numerical read-out of blood oxygen saturation and pulse rate is displayed for diagnostics purposes. Pulse oximeters are used year round in operating rooms, intensive care units, emergency room; ambulances, air transportation units, clinics, respiratory care units, and home care programs.

          We have a licensing agreement with Masimo Corporation, the manufacturer of a Signal Extraction Technology board and pulse oximeter sensors, providing us with the right to use their patented technology in a stand alone pulse oximeter for ten years commencing in May of 1998. We need to enter into a leasing agreement with the owner of the to be constructed assembly plant and develop our marketing division. We hired a Vice President of Sales and Marketing, Colin Marr, as of July 24, 2000 and Mr. Marr is presently developing our marketing division.

          Conventional pulse oximetry has been used for years in the patient monitoring market. Conventional pulse oximeters are susceptible to inaccuracies in oxygen saturation measurement as a result of interference caused by movement of the patient or electronic devices in close proximity to the patient. Conventional pulse oximeters do not use Masimo Signal Extraction Technology or any similar technology to reduce and/or eliminate inaccuracies and as such continue to present clinical inaccuracies due to their sensitivity to such interference and low levels of blood flow. Masimo's Signal Extraction Technology is designed to reduce and/or eliminate the inaccuracy and interference caused by patient movement. The results of various clinical tests using pulse oximeters with Masimo's Signal Extraction Technology have shown this technology to be effective in reducing the effects of electronic interference.

          On June 9, 1999, Masimo received 510K clearance from the Food and Drug Administration to extend the application for use of its Signal Extraction Technology to include conditions of patient motion and patients with low blood oxygen levels on all patient populations. Masimo was also cleared for accuracy specifications under these conditions.

DISTRIBUTION.
        We will employ three methods of distribution:

- Enter into distribution agreements with other medical device distributors granting exclusive distribution rights to our products within geographically defined areas.
-     Enter  into  non-exclusive   agreements  that  will  require
      distributors to assume additional cost for entering into non-exclusive arrangements with us.
- Marketing our products through our website to end users, such as hospitals, distributors, and HMOs.

          From January 1, 2000 to approximately the middle of July, 2000 we had no distribution agreements. In July, 2000 we signed one confidential distribution agreement whereby a distributor has sought exclusive distribution rights for the VitalSAT pulse oximeter in Iran and the United Arab Emirates. The completion of sales to Iran is governed by the Office of Foreign Asset Control, a department of the Department of the Treasury. All sales of goods to Iran must be approved by that office. We have also received an order from that same distributor for the purchase of 1200 of our VitalSAT pulse oximeter to be delivered over a twelve month period commencing in October of 2000. We have created a website to market our products and provide information about our company but this website is presently unfinished and it may never be finished. This web site is hosted by IslandTel on Prince Edward Island, Canada. The address for the website is www.spo2.com.

          Originally we planned to visit several potential distributors during May and June, 2000 to negotiate possible distribution agreement. However as the VitalSAT pulse oximeter was not market ready we rescheduled those efforts for September and October, 2000 to explore and negotiate additional distribution agreements.

NEW  PRODUCTS  OR  SERVICES.
          We currently have no new products or services announced to the public. Although we generally plan to develop other medical monitoring devices using Masimo's Signal Extraction Technology, we now have no specific proposed products or plan to develop prototypes for these products.

COMPETITIVE BUSINESS CONDITIONS

We face competition from 3 fronts:

COMPANIES THAT MANUFACTURE TRADITIONAL PULSE OXIMETERS WITHOUT ARTIFACT REDUCTION COMPONENT
     Companies, such as Nellcor, manufacture conventional pulse oximeters used in the market. Although these pulse oximeters are not equipped with the artifact reduction technology such as Masimo's Signal Extraction Technology, they are still used by the full spectrum of medical facilities.

COMPANIES THAT MANUFACTURE HIGH END MONITORING SYSTEMS WITH ARTIFACT REDUCTION COMPONENT
     Companies such as Atom of Japan and Schiller AG of Switzerland, manufacture high end monitoring systems composed of large rack mounted system that use Masimo's Signal Extraction Technology. These high-end units are used in operating rooms and intensive care units.

     One of the competitive business conditions we facareis those competitors who have licensed the same technology from Masimo and have then incorporated this technology into their large-scale patient monitoring systems. These systems, which incorporate many different types of invasive and non-invasive patient measurements, are used almost exclusively in operating rooms and in intensive care units. Where these items are used to the exclusion of stand-alone pulse oximeters they create competitive forces against us. Where these units are too costly or physically too large for the hospital to accommodate, they do not create competitive forces for the Company producing the larger scale patient monitoring devices.

COMPANIES THAT MANUFACTURE STAND ALINE PULSE OXIMETERS WITH ARTIFACT REDUCION COMPONENT
      Our greatest competition will come from companies that manufacture or market a stand-alone pulse oximeter using Masimo's signal Extraction technology, similar to our own proposed product, as follows:
- Masimo has introduced its own stand-alone pulse oximeter using their Signal Extraction Technology, the Radical.
-      Ivy  Biomedical  and Quest  Corporation  manufacture  pulse oximeters that use Masimo Signal Extraction Technology.
-      Atom   manufactures   a  stand   alone  pulse   oximeter
       incorporating Masimo's Signal Extraction Technology and sells this product in Japan.

- Nellcor, the market leader in pulse oximeters, has developed an artifact reduction technology named Oxismart, which it has incorporated into its own stand-alone pulse oximeters.

       We believe that our product will be competitive to those already on the market because it will offer:
-      greater  user  functions  such as ten day storage of patient  data,
-      compilation  of ten days of  continuous  trends of patient  data,
-      more easily viewed numerical displays for use in low light environments,
-      greater battery life,  shorter  battery  charge  time,
-      multilingual  menus,
-      user  friendly designed case and,
- ease of conversion of units from North American to European electrical currents.

        In addition we intend to offer our product for sale to distributors at a lower price than the competition. There is no assurance that our greater user functions and our lower prices will make us competitive with our competitors.

          To compete effectively we plan to establish relationships with several companies located in North America, Europe, Australia and Japan. We will attempt to market our VitalSAT pulse oximeter as a user friendly and cost efficient pulse oximeter that can be used worldwide. Our Director of Marketing and Sales will screen and select appropriate partners who have proven track records of sales within their geographic markets with a view to signing distribution agreements so that they may then sell the VitalSAT pulse oximeter. As we enter into agreements with distributors who will have to agree to quarterly minimum orders, we will attempt to achieve our sales and revenue goals. There are no assurances that any of these plans will occur or succeed.

SOURCES  AND  AVAILABILITY  OF  RAW  MATERIALS.
     As of the date of this prospectus, we have raw materials and suppliers of components. As of June 15, 2000 we commenced manufacture of sub-components to be assembled as the final commercial version of the VitalSAT pulse oximeter. We have purchase orders for our parts for our VitalSAT pulse oximeters from the companies listed below. We may continue to use these companies as our suppliers when we begin our assembly of our VitalSAT pulse oximeter; however, there is no assurance that these companies will enter into supplier agreements with us. The following is a description of the parts we have purchased from these companies:

     Apollo  Display  Technologies,  Inc.  -  Distributor

-    A display screen module manufactured by Optrex.

- A part manufactured by NEC that generates the power required to light the display screen module's screen.

     Arrow/Bell  Components  -  Master  Distributor

- A memory chip, manufactured by Micron Technology. This chip is a type of memory that keeps its information even when power is removed. This memory is used by the VitalSAT pulse oximeter to store the patient information for a period of up to ten (10) days.

- A part manufactured by Corcom that acts to protect the VitalSAT pulse oximeter and its user from electrical discharge. This part is designed to meet all the required medical specifications in North America and Europe.

- A power regulator manufactured by Linear Technology . Its function is to generate the right amount of power for charging the internal battery.

     California  Micro  Devices  -  Manufacturer

- A computer chip that lowers that the amount of energy that escapes from the VitalSAT pulse oximeter during operation of its front panel keypad. It also protects the VitalSAT pulse oximeter from any electrical interference.

     Cantec  Systems  Ltd.  -  Manufacturer

- A battery. We use five (5)of these batteries in the VitalSAT pulse oximeter that can operate the unit for up to 4 hours.

   Coilcraft  -  Manufacturer

- A miniature coil used within the VitalSAT pulse oximeter that acts as an internal surge protector.

     Component  Distributors  Inc.  -  Manufacturer's  Representative

- A red numeric display. This is used to display the percentage of oxygen in a patient's blood.

- A green numeric display. This is used to display the patient's heart rate.

     GGI  International  -  Manufacturer

- This supplier provides the front panel keypad of the VitalSAT pulse oximeter. This keypad will be used by the user to program the VitalSAT pulse oximeter as well as operate it, controlling such items as volume.

     Maxim  Integrated  Products  -  Manufacturer
- A computer chip used in the VitalSAT pulse oximeter to allow information to transfer from the oximeter to a computer.

- The computer chip used in the VitalSAT pulse oximeter to generate the power needed to control contrast on the display screen.

- A computer chip used in the VitalSAT pulse oximeter to power the red and green displays on its front panel.

     Pioneer  Standard  Canada  -  Distributor

- A one way circuit used to generate the power needed to control contrast on the display screen.

- A switch used to filter low-level signals within the VitalSAT pulse oximeter.

- A computer chip that is a microprocessor. It runs all the sections of the VitalSAT pulse oximeter.

- A computer chip that is manufactured by Analog Devices and it is used within the VitalSAT pulse oximeter in converting data to be displayed on the display panel.

-     A  computer  chip  that is  manufactured  by  Fairchild
      Semiconductor and its function is to detect which key was pressed by the user.

-     A  computer  chip  that  is  manufactured  by  National
      Semiconductor and its function is to measure the temperature inside the VitalSAT pulse oximeter.

- A switch manufactured by Silonex and used as a switch to turn on or off power in the VitalSAT pulse oximeter during its operations.

-     A crystal used for the operation of the control-processing unit.

-     A crystal used for the operation of the real time clock.

-     A  computer  chip  that  is  manufactured  by  National
      Semiconductor that is used to increase signals within the VitalSAT pulse oximeter.

-     A computer chip that is  manufacturer by QT Electronics.
      It is used to communicate with the patient probe.

-     A surge protector manufactured by Siemens.

- A display screen manufactured by Optrex. It is used in the VitalSAT pulse oximeter to display all additional patient information.

- A memory chip, manufactured by Intel. This chip is a type of memory that keeps its information even when power is removed. This memory is used by the Pulse Oximeter to store the patient functions for a period of up to 10 days.

- A computer chip used in the VitalSAT pulse oximeter to power the red and green displays on its front panel.

- A one way circuit used to filter low-level signals within the VitalSAT pulse oximeter.

- A control processing unit manufactured by Zilog that runs all the sections of the VitalSAT pulse oximeter.

     Protek  Devices  -  Manufacturer

- Surge protectors that can protect the VitalSAT pulse oximeter from electrical surges of up to 25,000 volts without any damage to the unit.

CUSTOMER  BASE
          As of the date of this prospectus, we have one customer; however there is no assurance that we will be successful in establishing a broader customer base. We do not plan on being dependent upon one single or just a few customers.

INTELLECTUAL  PROPERTY
          At present, we do not have any trademarks, patents, royalty agreements, or other proprietary interest other than our proprietary interest in the Masimo Licensing Agreement. We may apply for a patent upon the VitalSAT pulse oximeter if it is determined that there is any proprietary technology in the VitalSAT pulse oximeter. At present we do not know if any patents would be granted for the VitalSAT pulse oximeter.

                                       28

GOVERNMENT  REGULATION  ISSUES.
          The VitalSAT pulse oximeter is classified as medical device under the Federal, Food, Drug, and Cosmetics Act administered by the United States Food and Drug Administration. This agency regulates the clinical testing, manufacture, labeling, sale, distribution and promotion of medical devices. Prior to introduction of our products into the market, as a manufacturer we must obtain market clearance through pre- notification or application process to the Food and Drug Administration. In addition, a manufacturer is required by the Food and Drug Administration to comply with current good manufacturing practices. If we fail to comply with these regulations, we may be subject to fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, and criminal prosecution. We have made the necessary application to the Food and Drug Administration to pre-register the VitalSAT pulse oximeter as a medical device. We anticipate receiving FDA approval in October 2000.

     The VitalSAT pulse oximeter is classified as a medical device under the Therapeutic Products Act administered by Health Canada. This agency regulates the importation and sale of medical devices in Canada. Prior to introduction of our products into the market, as a manufacturer, we must obtain market clearance through pre- notification or application process to the Therapeutic Products Directorate. In addition, a manufacturer is required by Health Canada to comply with current good manufacturing practices. If we fail to comply with these regulations, we may be subject to fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, and criminal prosecution. We anticipate that in approximately September 2000, we will be making the necessary application to the Therapeutic Products Directorate to license the VitalSAT pulse oximeter as a medical device in Canada.

          The sale of products to sanctioned countries is governed by the Office of Foreign Asset Control, a department of the Department of the Treasury. If we seek to sell medical devices in countries which are the subject of sanctions by the government of the United States we must first obtain approval and licenses from the Office of Foreign Asset Control.

          The Atlantic Canada Opportunities Agency is an agency established and operated by the Federal government of Canada to provide economic incentives to companies to establish and operate businesses in economically depressed areas of Canada. Under the terms of the repayable contribution by the Atlantic Canada Opportunities Agency to us, we have certain reporting requirements. We are required to submit, at the Agency's request, status reports on the progress and results of the construction of the proposed leased facilities in Prince Edward Island. In addition, within 90 days at the end of each fiscal year we are required to furnish this agency with a copy of our financial statements.

          Under the terms of the line of credit we are eligible from the P.E.I. lending agency we are required to submit financial statements to the manner prescribed by our agreement with P.E.I.

        We will seek the following certifications for our operations and products:
   - Canadian Standards Association testing - Canadian Electric testing for sale of electrical component products in Europe

   - International Standards Organization 9001 standards, including a performance audit of our operations.

   -  Underwriters  Laboratory  certification
   -  Federal  Drug  Administration  certification

     The International Standard Organization standard series was developed by the International Standards Organization of Geneva, Switzerland, a worldwide confederation of 90 countries. The standards were originally conceived to establish quality criteria for companies wishing to sell their products within the European Union. The standards promote operating efficiency, productivity, and cost-effectiveness in business and manufacturing. International Standards Organization ISO 9001 standards cover an organization's practices in the areas of product design, development, production, installation, and servicing.

                                       29

          Prince Edward Island is a Province within the federal structure of Canada. The Province of Prince Edward Island is empowered by the Constitution of Canada to regulate certain activities of businesses that operate within that Province such as minimum wages, occupational health and safety, employment standards, excise taxes, and private contractual relations. In addition, the federal government of Canada has constitutional jurisdiction to regulate interprovincial trade, income taxation, export and import taxation, excise taxation all of which will be applicable to the operations of the company, which are located within Canada.

          As a company established under the laws of the State of Delaware we will also be governed by the U.S. Federal Trading with the Enemy Act that precludes our company from selling our products to certain embargoed countries.

RESEARCH  AND  DEVELOPMENT.
          During the period from approximately December 15, 1999 until approximately April 28, 2000, our employees of Island Critical Care Corporation Ontario and Island Critical Care Corp. spent approximately 400 hours on research and development of the proposed VitalSAT pulse oximeter product. During the period from approximately December 1, 1999 to approximately December 31, 1999, in accordance with agreements between engineering companies and us, we spent $15,331 on research and development costs. This work consisted of engineering costs associated with the development of the oximeter prototype. We contracted on a time and materials basis with the following companies to design and develop the prototype:

Richard  Branker  Research,  Ltd.     $7758
Dabby  and  Associates,  Inc.         $7573

          In addition, our purchase of the Ontario based company, included their research and development beginning in mid-1997 until our acquisition of their company.

The research and development of our pulse oximeter proceeded, as follows:

Step  I  -  PURCHASING AND LICENSING AGREEMENT WITH MASIMO
   - Island Critical Care Corporation Ontario entered into a ten-year agreement whereby it acquired the licensing rights to use Masimo's patented Signal Extraction Technology. Upon the merger of the two companies we acquired the rights of the Ontario Corporation pursuant to its agreement with Masimo.

   - We acquired these licensing rights to:

        - Process information pertaining to blood oxygen saturation and patient heart rate.

        - To remove forms of outside agents in blood oxygen saturation measurements, such as noise, muscle, light, and motion

Step  II   DESIGN PHASE:

Signal  Extraction  Technology.
                During the period from December 1, 1999 and continuing to the date of this prospectus, a team of 6 engineers and 1 biomedical technician employed by Island Critical Care Corporation Ontario evaluated several different configuration designs for our prototype pulse oximeter. The work commenced by the Ontario Corporation continued after the merger in the surviving company.

                                       30

EVALUATING THE SIGNAL EXTRACTION TECHNOLOGY COMPUTER BOARD.
     In December 1999, we constructed a working mini model computer assisted oximeter. To accomplish this we built our own power supply board, added our previously built microprocessor board, and generated a computer software program and completed integration of Masimo's Signal Extraction Technology computer board. We accomplished these tasks during the period from December 22, 1999 to January 28, 2000, and then had a fully operational large-scale prototype oximeter. In the period January 28, 2000 to April 28, 2000 our team of engineers worked to reduce the size of the original prototype by 50% and to enhance the overall design of the casing and thereafter to incorporate the component parts into the smaller design.

DESIGN OF ADDITIONAL FEATURES.
        During the period from January 4, 2000 to March 20, 2000, we refined and designed the following special additional features we felt were important to end users of our pulse oximeter:

   - Large easy to see red and green LEDs to display oxygen and heart rate values

   -  User  friendly  menus  to  select  various  functions

   - Trending up to ten days by any amount of time such as hours and days. Trends are continuous oximeter readings that are stored in the flash memory chip on the microprocessor board permitting a physician or nurse to view trend graphs at anytime they wish

   - Language settings to permit users to select their preferred language in English, French, German, Spanish, Japanese, Portuguese or Italian

   - Reduction in size of unit, both electronically and mechanically, to make our pulse oximeter more portable and acceptable to world markets

   - Critical alarm settings of oxygen and heart rate values with settings for both high and low readings

   - Menu to see amount of battery charge left when being used in the portable battery mode

DESIGN OF MECHANICAL COMPONENTS
        During the period from February 1, 2000 to March 6, 2000, we redesigned our previously built microprocessor board to add more powerful capabilities, as follows:

   - We coordinated the electrical components to our redesign and the new schematics we drew. We reconfigured our Central Processing Unit board by adding a new generation microprocessor and a 16-megabyte flash memory chip.

   - This new design would allow our pulse oximeter to accommodate more significant features and processes, more efficiently than our previous design.

   - This new process would also allow a significant reduction in size of the unit because we were able to use subminiture microchip technology.

                                       31

   - Our schematics were submitted to the Prism Corporation for production of our first 15 prototype boards. We received delivery of the boards on March 17, 2000.

   - We redesigned the power supply board schematics enabling us to add special features and reduce the size of the unit. A smart power supply capable of functioning over various AC/DC voltages.

DESIGN OF SOFTWARE

                The systems software we designed will be programmed in the flash memory of the Central Processing Unit board. This will allow the oximeter systems to communicate in real time the readings of the isolated patient interface into tabular data as well as into a graphic display. The readings will be displayed on a:

   -  Electro  Luminous  Display
   -  Blood  Oxygen  Saturation  Percentage

   -  Heart  Rate  Levels  on  large  light  emitting  diodes

                The software has been written. However, additional features and functions will be available to be incorporated through our software development by approximately October, 2000. This software pertains to the following additional features and functions:

   - Blood Oxygen Saturation percentage and heart rate trending for up to 10 days
   -  Language  changes
   -  Various  Alarm  Functions
   -  Nurse  Call  Function

   -  Status  of  Smart  Power  supply  functions

                Although our development of these features and functions will be completed in approximately October, 2000 we will continually refine this software during approximately the next two years. These features and functions will be added to our pulse oximeter in response to the needs and requirements of companies that may purchase our pulse oximeter. We may make the software providing for these additional features and functions available by downloading it from the Internet; however, there is no assurance that this service will be available or that we will be successful in adding features and functions to our pulse oximeter in response to the needs and requirements of companies that may purchase the pulse oximeter.

Design  of  Mechanical  Portion

        During the period from approximately January 10, 1999 to approximately April 24, 2000, we designed the mechanical portion, which is comprised of the following:

   -  Composed  of  10  major  parts:
   -  3 custom  circuit  packs
   -  1 custom  membrane  assembly also known as a front cover plate
   - 6 or more miscellaneous custom mechanical pieces to tool, evaluate and refine the mechanical side of the development

   - Our team evaluated several different configurations to meet users needs, such as flat or tall units, from a visual, physical, user interaction perspective.

   - Definition of internal components progressed alongside the creation of the overall unit concepts

                                       32

   - Detailed design of the plastic housings commenced for the newly formed design concept.

   - Industrial design, graphics design and user interface design worked together to close open items on function, shape, location, size, and color of all the external user elements.

   - Design verification of the physical/mechanical parts and integration of the software and hardware into the 15 prototypes being build will allow full unit experience.

FINAL DESIGN AND TESTING

          Final design concerning all aspects of the VitalSAT pulse oximeter has been completed and all components to build the oximeter have been ordered. As of May 19, 2000 we had 15 finalized prototypes of the VitalSAT pulse oximeter. Some of these prototypes were be turned over to our evaluation team for testing while others will be provided to our marketing team who can begin showing our new unit to potential distributors. Once we have debugged our pulse oximeter we anticipate full-scale production to commence in October 2000. At or about the same time we anticipate commercial sale of our pulse oximeter product to the public. In May, 2000 we applied for pre-market approval from the Food and Drug Administration and we anticipate that we should have such approval in October, 2000. There is no assurance that any of these assumptions are correct.

ENVIROMENTAL LAW COMPLICANCE.
          Assembly of components for the completion of our pulse oximeter will not involve the discharge of environmental pollutants. Therefore, the extent which environmental compliance may be necessary, we do not anticipate any significant compliance expense.

EMPLOYEES.
          Kenneth R.Legere, our president, chief executive officers and director, served seventeen years in the Canadian Armed Forces as a Medic, pharmacist, x-ray technical, and laboratory technologist from 1969 to 1988. From 1981 to 1983, Mr. Legere completed biomedical engineering training form the NATO learning institution, the U.S. Army Medical Equipment and Optical School, and Fitzsimmon Army Medical Center. From 1988 to 1998, Mr. Legere, acted as Schiller AG of Switzerland's sole Canadian distributor of their life sciences equipment.

     Sean Flanigan, our vice president, chief operating officer and director is an attorney licensed to practice law in the Province of Ontario. He graduated from Carleton University (Ottawa) with a Bachelor of Arts degree in June of 1987. After graduation he studied economics at Carleton University and enrolled in the University of Ottawa Law School from which he graduated in 1991. He was called to the bar of Ontario in February of 1993 and practiced law as a partner of the firm Tavel & Flanigan from September 1993 through December of 1999. Mr. Flanigan was the incorporator of the Ontario Corporation that we acquired in January of 2000 and he joined our board of directors and became our chief operating officer as of the date of the merger.

                                       33

          Wayne Weber, our vice president, chief financial officer and director is a Chartered Accountant licensed to practice in the Province of Ontario. He graduated from the University of Ottawa with a Bachelors of Administration in 1981. After graduation he articled with a Grant Thornton International affiliate and became a Chartered Accountant in 1985 and member of the Public Accountants Council for the Province of Ontario in 1986. Wayne continued to climb through the ranks within the public accounting firm and was admitted to partnership in January 1998 where he continued to work until joining Island Critical Care Corp.

                Our full-time employees consist of:

   -  Kenneth  Legere       President and Chief Executive Officer
   -  Sean  Flanigan        Vice President and Chief Operating Officer
   -  Wayne  Weber          Vice President and Chief Financial Officer
   -  Brian  Sharpe         Director of Quality Control


                The following positions are now on a third party contract basis; however, During the next twelve months we anticipate hiring these individuals as our full-time employees:

   -  1 Electrical Engineer - Dr. Frank Johnson of Richard Brancker Research,
        Ltd.
   - 1 Electrical Enginner/Project Manager - Mr. Joseph Dabby of Dabby and Associates, Inc.
   -  1 Software Engineer - Mr. Deiter Seilers of Richard Brancker Research,
        Ltd.
   - 2 Mechanical Engineers - Mr. Michael Brown and Mr. Kevin Bailey of Richard Brancker Research, Ltd.

                As we progress to set up our assembly facility targeted for November 1,2000, we plan to staff the following full time positions:

ADMINSTRATIVE STAFF:
   -  2  Executive secretaries
   -  1  Financial Assistant
   -  1  Project Standards Secretary
   -  1  Receptionist
   -  1  Cleaner
   -  1  Director of Sales and Marketing - U.S.A.

ASSEMBLY FACILITY:
   -  1  Engineering Supervisor
   -  18  Assemblers
   -  2  Shipping and Receiving Clerks
   -  3  Sales and Marketing Personnel

          If the demand for our VitalSAT pulse oximeter products grows to a sufficient level we will hire approximately 61 additional personnel, as follows:

                                       34

-     51 Assemblers
-     2  Engineering  Supervisors
-     2  Secretaries
-     1  Shipping and Receiving
-     1  Receptionist
-     2  Marketing  and  Sales
-     2  Biomedical Technologist

There is no assurance that we will hire any of these personnel.

REPORTS TO SECURITY HOLDERS.
          After the effective date of this document, we will be a reporting company under the requirements of the Securities Exchange Act of 1934 and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

          Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                                       35

ITEM  17.     PLAN  OF  OPERATIONS

          The discussion contained in this prospectus contains "forward- looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", "will", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

     We are a development stage company with limited operations and no revenues or profit. We plan to develop and refine and assemble a stand-alone pulse oximeter using Masimo's Signal Extraction Technology. We have taken the following steps towards this purpose.

     -    With the  assistance  of the  government  of Prince  Edward
          Island we issued a request for proposals to have developers design and build a mixed-use assembly and office facility to be located in the Town of Stratford, Prince Edward Island, which we will use as our assembly plant. We do not currently have any lease agreement for these premises nor is there any guarantee this building will be built. Under the terms of our request for proposal we have proposed that we lease this to be constructed building for a term of ten years after which time we shall have the option to purchase the building at a discount off fair market value. There is no guarantee that we will purchase this building.

     - The government of Prince Edward Island has provided us with a verbal commitment to use a building, rent-free, located at 85 Watts Drive, Charlottown, Prince Edward Island, until the construction of the Stratford facility is completed. On May 1, 2000, we occupied this building.

     -    We are eligible for a US$ 1,020,500  line of credit from the
          Prince Edward Island Agency, the Prince Edward Island government agency responsible for attracting new business to Prince Edward Island. The line of credit becomes available when we can demonstrate that we have a working prototype of our pulse oximeter. On May 23, 2000, we received an acknowledgement from the Prince Edward Island Agency that the funding conditions for our pulse oximeter have been met. The acknowledgement states that the Prince Edward Island Agency will be in a position to disburse on its loan upon that agency's receipt of our interim financial statements and signing of the loan documents.
     -    We are eligible for a  US$244,900  repayable  grant from the
          Atlantic Canada Opportunities Agency, an agency of the Canadian government. This agency is responsible for the development of business opportunities in Atlantic Canada. The grant is interest free and repayable over a five-year period. Acceptable expenditures under the grant are capital asset acquisitions, market development, and standards certification costs. The grant becomes available when we can demonstrate that we have a working prototype of our pulse oximeter.

                                       36

     -    In April 2000 we applied for  funding  under the Canada Jobs
          Program with Human Resource Development Canada, a Federal government agency responsible for job development in undeveloped in underdeveloped parts of Canada. Under such an agreement, the government would fund 50% of qualified employee salaries for one year. The average salaries for these type employees are between US$10,200 and US$ 13,600 per employee. In May 2000, we received verbal approval for US$ 42,900 of funding from Human Resource Development Canada representing only a portion of our possible funding. The $42,900 of funding will be used for three of our employees who we currently employ, as follows: (a) an employee who is writing our technical source manuals and who will be responsible for our quality control; and (b) two clerical employees, responsible for various clerical duties, including typing the technical source manuals. The Human Resource Development Canada will not provide funding to us until we hire the personnel to be so funded.

     - Once we have established a commercially operational assembly facility for a period of thirty days we will receive a non-repayable grant of US$ 136,100 from Enterprise PEI.

     - Once we occupy the Stratford facility, we will receive from Enterprise Prince Edward Island a US $34,000 rental incentive to be applied as against
          our rental cost of the Stratford building in the first year of occupancy. This grant is non-repayable.

Our operations over the next twelve months include the following:
     -    Finalization of the development of the pulse oximeter for market,
     - Obtaining certification under various governmental regulating bodies including the Food and Drug Administration, Health Canada's Therapeutic Product Programme, Canadian Standards Association, Certifications Europe and Underwriters Laboratories;
     -    Setting up our distribution  channels for the sale of the product,
     -    Setting up the production facility in Prince Edward Island, and;
     -    Hiring of staff to produce the product.

        Current cash reserves, generated from the initial private placement together with the funding commitments from the Government of Canada and the Province of Prince Edward Island are sufficient to bring us to the point where the operations of the company will be funded by the sale of our product.

        All of our required parts to manufacture the pulse oximeter have been secured from suppliers on purchase orders covering 10,000 units to be delivered over a 14-month period. The cost of these parts have been fixed and a delivery schedule has been arranged with the suppliers to ensure that the parts are delivered to us in a timely fashion in order to meet our projected sales volumes. The inventory purchases are 100% funded by the Province of Prince Edward Island's US $1,020,500 line of credit facility.

        Cost of obtaining the certifications have been minimized by centralizing this function with one contractor. All of the certifications are done at once, for a fixed fee. The Atlantic Canada Opportunities Agency finances these costs.

        In addition, Atlantic Canada Opportunities Agency finances all costs associated with establishing distribution channels, marketing materials such as brochures, attendance at trade shows, travel related to establishing foreign markets, and capital acquisitions.

        We are eligible to receive Federal non-repayable grants from the Government of Canada for the hiring of certain of our production staff. These subsidies range from $5,000 to $10,000 per qualified individual hired.

        We do not anticipate having to raise additional funds in the next twelve
months  to  finance  our  current   operating  plan  for  the   development  and
manufacturing of the current product.

ITEM  18.     DESCRIPTION  OF  PROPERTY

          We do not own any property nor do we have any plans to own any property in the future. Although the building that will house our operations will be located in the Stratford Business Park in the town of Stratford, Prince Edward Island, the exact location of property has not been determined. Stratford Business Park consists of approximately 72 acres of land. Our facility will occupy approximately 2 acres. We plan to use a newly constructed building by approximately November 2000 that we will lease back for a ten-year period from the developer, Fitzgerald and Snow. Our annual rent cost will be approximately US$ 60,500. The agreement with the developer will provide that the contractor will agree to build a facility and lease it to us for 10 years with lease payments of $60,500 per annum and a proposed buy out in year ten for fair market value, less a 20% discount.

          This facility will include administration and executive offices, boardroom facilities, and shipping and receiving, inventory maintenance, and storage, assembly area and offices necessary for testing equipment. All parts necessary for assembling the products will be received and stored in this facility until they are allocated for assembly to a specific worker. The assembly area will be approximately 4,000 square feet and will be equipped with flooring and other environmental conditions that will be conducive to testing our products.

          There is no intention to sub-tenant any of these premises. We will occupy the entire premises. We will be required to have commercial insurance, including personal injury coverage of at least US$ 680,000 as well as sufficient insurance

                                       37

to cover the value of inventory on hand, equipment and furnishings. Insurance for the building could cost as much as $6,800 U.S. per year.

          Enterprise PEI has also provided to us space in a building owned by the Provincial government to house our offices and assembly facility on a rent free basis until the Stratford facility is constructed. These facilities, Unit 12, 85 Watts Street, Charlottetown, Prince Edward Island is comprised of approximately 2800 square feet. We established our headquarters and executive offices within the temporary assembly facility as of May 2000. In May 2000, we initiated communication with possible distributors to arrange training and demonstration of our pulse oximeter to their sales representatives.

          Our current employees and the employees we plan on hiring over the next twelve months will be housed initially in the Watts Street temporary assembly facility and thereafter in the yet to be completed Stratford building. These employees will be involved in:

   -  Shipping,  receiving
   -  Assembly  of  Product
   -  Administration  and  Executive
   -  Sales

                Our registered offices are located in West Palm Beach, Florida. The sole purpose of these offices is to permit the delivery of mail and forwarding of same to our principal offices in Prince Edward Island.

ITEM  19.    CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

          We have not entered into any transactions with our officers, directors, persons nominated for such positions, beneficial owners of 5% or more of our common stock, or family members of such persons other than an agreement with Finlay Investment Consulting whereby Malcolm Finlay will provide investor relations services for a fee of US$ 2,050 per month. Under this agreement we are obliged to also pay any reasonable expenses incurred by Malcolm Finlay in providing these services.

We are not a subsidiary of any other company.

ITEM  20.    MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS.

MARKET INFORMATION.
          Our common stock is not traded on any exchange. We plan to eventually seek listing on the OTCBB, once our registration statement has cleared comments of the Securities and Exchange Commission, if ever. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

                                       38

PENNY STOCK CONSIDERATIONS.

          Broker-dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than US$ 5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker- dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

          These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

HOLDERS.
          As of January 18, 2000, there were approximately 857 holders of record of our common stock.

DIVIDENDS.
          We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

ITEM  21.  EXECUTIVE  COMPENSATION


Summary  Compensation  Table

----------------------------
                          Annual  Compensation            Long  Term  Compensation

                          ------------------------------  ---------------------------
Name and Principle  Year  Salary   Bonus   Other Annual   Restricted      Securities   LTIP      Other
Position                  ($)      ($)     Compensation   Stock Award(s)  Underlying   Payouts   ($)
                                           ($)            ($)             Options (#)  ($)
------------------  ----  -------  ------  -------------  --------------  -----------  --------  ------
Kenneth Legere      1999   18,500      0              0               0            0         0       0
President

Wayne Weber         1999   14,800      0              0               0            0         0       0
Treasurer

Sean Flangian       1999   14,800      0              0               0            0         0       0
Secretary



          We have entered into employment agreements with our employees. We have arrangements under which we are obligated to compensate our officers, directors or employees in the future. We have no standard arrangements under which we will compensate our directors for their services provided to us.

                                       39

          Our January 1, 2000 employment agreement with Kenneth Legere provides for an unlimited term of his employment as our president and chief executive officer, commencing on January 1, 2000. The agreement provides that:

   - Mr. Legere will receive US$ 102,050, exclusive of bonuses, benefits, and other compensation during his first year of employment.

   - For each successive year, his annual base salary is to be increased by eight per cent.

   - Mr. Legere will be permitted to participate in any share option plan, share purchase plan, retirement plan or similar plan offered by us to our senior executives to the extent that any such plan is authorized by our board of directors.

   - Mr. Legere will be entitled to receive one thousand compensation options per month that may be exercised by him at fixed price of US$0.17 per option for a period of three years after vesting.

   - Mr. Legere will participate in our executive bonus plan.

          Our March 1, 2000 employment agreement with Wayne Weber provides for an unlimited term of his employment as our vice president and chief financial officer, commencing on May 1, 2000. The agreement provides that:

   - Mr. Weber will receive US$ 81,700, exclusive of bonuses, benefits, and other compensation during his first year of employment.

   - For each successive year, his annual base salary is to be increased by eight per cent.

   - Mr. Weber will be permitted to participate in any share option plan, share purchase plan, retirement plan or similar plan offered by us to our senior executives to the extent that any such plan is authorized by our board of directors.

   - Mr. Weber will be entitled to receive an unspecified number compensation options that may be exercised by him at a fixed price of US$ 0.17 per option for a period of three years after vesting.

   - Mr. Weber will participate in our executive bonus plan.

          Our March 1, 2000 employment agreement with Sean Flanigan provides for an unlimited term of his employment as our vice president and chief operating officer, commencing on May 1, 2000. The agreement provides that:

   - Mr. Flanigan will receive US$ 81,700, exclusive of bonuses, benefits, and other compensation during his first year of employment.

   - For each successive year, his annual base salary is to be increased by eight per cent.

   - Mr. Flanigan will be permitted to participate in any share option plan, share purchase plan, retirement plan or similar plan offered by us to our senior executives to the extent that any such plan is authorized by our board of directors.

   -  Mr.   Flanigan  will  be  entitled  to  receive  an   unspecified   number
      compensation  options that may be exercised by him at a fixed price of US$
      0.17 per option for a period of three years after vesting.

                                       40

   - Mr. Flanigan will participate in our executive bonus plan.

          Our auditors, in accordance with the following formula will calculate our executive bonus plan for each fiscal year, as follows:

   - In the event that pre-tax profits for the relevant fiscal year are greater than US$340,200, the lesser of US$ 10,200 or ten percent of the Executive's base salary; and

   - US$ 6,800 plus 1% of the amount by which such pre-tax profits exceed US$ 340,200; and

   - in the event that pre-tax profits for the relevant fiscal year are equal to or less than US$ 340,200, no bonus will be paid.

Our Board of Directors in their sole discretion will determine the amount of the Executive Bonus payable to Mr. Legere , Mr. Weber, and Mr. Flanigan.



ITEM  22.  FINANCIAL  STATEMENTS

          Statements included in this prospectus that do not relate to present or historical conditions are "forward-looking statements." We may make future forward-looking statements, which may be included in documents that we file with the Commission other than this registration statement. Forward-looking statements involve risks and uncertainties that may differ materially from actual results, and may relate to our plans, strategies, objectives, expectations, intentions and adequacy of resources.




                           ISLAND CRITICAL CARE CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                            (A DELAWARE CORPORATION)
                               Palm Beach, Florida

                                FINANCIAL REPORTS

                                       AT

                                 MARCH 31, 2000

ISLAND CRITICAL CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Palm Beach, Florida

TABLE OF CONTENTS


Independent Auditors' Report                                                 F-1

Balance Sheets at March 31, 2000 and March 31, 1999                          F-2

Statements of Changes in Stockholders' Equity for the
  Period From the Date of Inception (April 21, 1998)
  through March 31, 2000.                                                    F-3

Statements of Operations and  Comprehensive  Income for the Year Ended March 31,
  2000 and for the Period From the Date of Inception (April 21, 1998)

  Through March 31 2000                                                      F-4

Statements of Cash Flows for the Year Ended March
  31, 2000 and for the Period From the Date of
  Inception (April 21, 1998) Through March 31 2000.                          F-5

Notes to the Financial Statements                                        F-6-F-9




INDEPENDENT AUDITORS' REPORT


To the Board of Directors
  and Shareholders

Island Critical Care Corp.
Palm Beach, Florida


          We have audited the accompanying balance sheets of Island Critical Care Corp. (A Development Stage Company) as of March 31, 2000 and 1999 and the related statements of changes in stockholders' equity, operations and comprehensive income and cash flows for the year ended March 31, 2000 and for the periods from inception (April 21, 1998) through March 31, 1999 and March 31 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Island Critical Care Corp. as of March 31, 2000 and 1999 and the results of its operations and its cash flows for the year ended March 31, 2000 and for the period from the date of inception (April 21, 1998) through March 31, 1999 and March 31 2000, in conformity with generally accepted accounting principles.


ISLAND CRITICAL CARE CORP.

(A DEVELOPMENT STAGE COMPANY)

(A DELAWARE CORPORATION)

Palm Beach, Florida

BALANCE SHEETS

-----------------------------------------------------------------------------------------------------------------------

                                                                                             (In U.S. Dollars)
                                                                                          March 31,       March 31,
                                                                                            2000             1999
-----------------------------------------------------------------------------------------------------------------------
ASSETS

Current Assets

Cash and Cash Equivalents                                                                    $  246,814        $   100
Accounts Receivable

                                                                                                  2,121             --
Commodity Tax Recoverable

                                                                                                  7,875             --
Prepaid Expenses

                                                                                                 20,576             --
-----------------------------------------------------------------------------------------------------------------------

Total Current Assets                                                                            277,386
                                                                                                                   100

Property and Equipment - Net of Accumulated Depreciation

                                                                                                 13,847             --

Other Assets

Goodwill                                                                                        144,138
                                                                                                                     --
License Fee - Net of Accumulated Amortization

                                                                                                 23,933             --
-----------------------------------------------------------------------------------------------------------------------

Total Assets                                                                                 $  459,304        $   100
-----------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Accounts Payable                                                                              $  36,070       $ 50,877
-----------------------------------------------------------------------------------------------------------------------

Total Liabilities

                                                                                                 36,070         50,877
-----------------------------------------------------------------------------------------------------------------------

Stockholders' Equity

Common Stock - $.001 Par; 50,000,000 Authorized; 18,101,000
                             Issued and Outstanding

                                                                                                 18,101          6,164
Additional Paid - In Capital                                                                    851,719
                                                                                                                     --
Deficit Accumulated During Development Stage                                                  (441,690)
                                                                                                              (56,941)

Accumulated Other Comprehensive Income

                                                                                                (4,896)             --
-----------------------------------------------------------------------------------------------------------------------

Total Stockholders' Equity                                                                      423,234
                                                                                                              (50,777)

-----------------------------------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity                                                   $  459,304        $   100
-----------------------------------------------------------------------------------------------------------------------




ISLAND CRITICAL CARE CORP.

(A DEVELOPMENT STAGE COMPANY)

(A DELAWARE CORPORATION)

Palm Beach, Florida

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE PERIOD
FROM THE DATE OF INCEPTION (APRIL 21, 1998) THROUGH MARCH 31, 2000
-----------------------------------------------------------------------------------------------------------------------------------

                                                                               (In U.S. Dollars)
                                                                                        Deficit
                                                           Common                     Accumulated      Accumulated         Total
                                                           Stock       Additional       During            Other        Stockholders'
                                            Number of    $.001 Par      Paid-In       Development     Comprehensive       Equity
                                             Shares        Value        Capital          Stage           Income          (Deficit)
-----------------------------------------------------------------------------------------------------------------------------------

Balance - April 21, 1998                                     $  --          $  --          $   --            $   --          $   --
                                                --

Initial Issuance of Shares for Cash                                                                                           6,164
                                          6,164,398          6,164             --              --                --

Net Loss for Period                                                                       (56,941)                         (56,941)
                                                                                                                 --
-----------------------------------------------------------------------------------------------------------------------------------

Balances - March 31, 1999                 6,164,398                                       (56,941)                         (50,777)
                                                             6,164             --                                --

Issuance of Shares in Connection

  with Recapitalization                   7,948,504          7,949          (7,949)            --                --              --

Private Placement  Offering of

  Stock, Net of Offering Costs                                                                 --                --
  of $275,123                             2,988,098          2,988          860,668                                         863,656

Issuance of Shares in Exchange

  for Services                            1,000,000          1,000          339,000            --                --         340,000

Cost of Raising Capital                                                    (340,000)           --                --       (340,000)

Comprehensive Income:

Net Loss for the Period                                                                    (384,749)             --       (384,749)

Foreign Currency Translation                    --           --                --              --            (4,896)        (4,896)
                                                                                                                       -------------

Total Comprehensive Income                                                                                                (389,645)
-----------------------------------------------------------------------------------------------------------------------------------

Balances - March 31, 2000                   18,101,000     $ 18,101      $ 851,719     $ (441,690)        $  (4,896)       $423,234
-----------------------------------------------------------------------------------------------------------------------------------




ISLAND CRITICAL CARE CORP.

(A DEVELOPMENT STAGE COMPANY)

(A DELAWARE CORPORATION)

Palm Beach, Florida

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

--------------------------------------------------------------------------------------------------------------------------

                                                                                   (In U.S. Dollars)
                                                                   From Date of                           From Date of
                                                                     Inception           Year Ended         Inception
                                                                      through             March 31,          through
                                                                  March 31, 2000            2000         March 31, 1999
--------------------------------------------------------------------------------------------------------------------------

Revenues                                                                   $      --            $    --           $    --
--------------------------------------------------------------------------------------------------------------------------


Operating Expenses

Advertising and Promotion

                                                                              11,635              5,288             6,347
Bank Charges and Interest

                                                                                 447                356                91
Communications

                                                                               6,135              2,123             4,012
Investor Relations

                                                                              12,714             12,714                --
Legal and Accounting

                                                                               8,504              8,504                --
Organization Costs

                                                                               6,064                 --             6,064
Office Supplies and Stationery

                                                                              12,419              1,515            10,904
Shipping Charges

                                                                                 404                404                --
Rent and Rentals

                                                                               5,213              5,213                --
Research and Development Costs                                                                  112,278
                                                                             112,278                                   --
Salaries and Benefits                                                                           212,896
                                                                             212,896                                   --
Telephone

                                                                                 616                616                --
Travel

                                                                              46,284             16,761            29,523
Depreciation

                                                                                 854                854                --
Amortization

                                                                               9,242              9,242                --
--------------------------------------------------------------------------------------------------------------------------

Total Operating Expenses                                                                        388,764
                                                                             445,705                               56,941
--------------------------------------------------------------------------------------------------------------------------

Loss From Operations                                                                          (388,764)
                                                                           (445,705)                             (56,941)

Other Income (Expenses)

Interest Income

                                                                               4,015              4,015                --
--------------------------------------------------------------------------------------------------------------------------

Net Loss                                                              $    (441,690)       $  (384,749)       $  (56,941)

Other Comprehensive Income, Net of Income Tax:

Foreign Currency Translation                                                 (4,896)            (4,896)                --
--------------------------------------------------------------------------------------------------------------------------

Comprehensive Income (Loss)                                           $    (446,586)       $  (389,645)       $  (56,941)
--------------------------------------------------------------------------------------------------------------------------

Net Loss per Common Share - Basic and Diluted                         $      (0.03)        $    (0.03)         $     (0)
--------------------------------------------------------------------------------------------------------------------------

Weighted Average Common Shares Outstanding                                                   15,522,395        11,021,348
                                                                          15,522,395

--------------------------------------------------------------------------------------------------------------------------




ISLAND CRITICAL CARE CORP.

(A DEVELOPMENT STAGE COMPANY)

(A DELAWARE CORPORATION)

Palm Beach, Florida

STATEMENTS OF CASH FLOWS

-------------------------------------------------------------------------------------------------------------------------------

                                                                                       (In U.S. Dollars)
                                                                       From Date of                            From Date of
                                                                         Inception            Year Ended         Inception
                                                                          through             March 31,           through
                                                                      March 31, 2000            2000          March 31, 1999
-------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities

Cash Received from Customers                                                   $      --            $    --            $    --
Cash Paid to Suppliers and Employees                                           (425,910)          (419,846)            (6,064)
-------------------------------------------------------------------------------------------------------------------------------

Net Cash Flows from Operating Activities                                       (425,910)          (419,846)            (6,064)
-------------------------------------------------------------------------------------------------------------------------------

Cash Flows from Investing Activities

Acquisition of Goodwill                                                        (150,000)          (150,000)                 --
Purchase of Property and Equipment                                              (16,776)           (16,776)
                                                                                                                             --
Purchase of License Fee

                                                                                (25,000)           (25,000)                 --
-------------------------------------------------------------------------------------------------------------------------------

Net Cash Flows from Investing Activities                                       (191,776)          (191,776)
                                                                                                                             --
-------------------------------------------------------------------------------------------------------------------------------

Cash Flows from Financing Activities

Gross Proceeds From  Private Placement Offering                                1,133,032          1,126,793              6,239
Cost of Private Placement Offering

                                                                               (275,123)          (275,123)                 --
-------------------------------------------------------------------------------------------------------------------------------

Net Cash Flows from Financing Activities                                         857,909            851,670              6,239
-------------------------------------------------------------------------------------------------------------------------------

Effect of Exchange Rate Changes on Cash and

  Cash Equivalents                                                                11,487             11,562               (75)

Foreign Currency Translation                                                     (4,896)            (4,896)                 --
-------------------------------------------------------------------------------------------------------------------------------

                                                                                   6,591              6,666               (75)
-------------------------------------------------------------------------------------------------------------------------------

Net Increase in Cash and Cash Equivalents                                        246,814            246,714                100

Cash and Cash Equivalents - Beginning of Period                                       --                100                 --
-------------------------------------------------------------------------------------------------------------------------------

Cash and Cash Equivalents - End of Period                                   $    246,814         $  246,814           $    100
-------------------------------------------------------------------------------------------------------------------------------




ISLAND CRITICAL CARE CORP.

(A DEVELOPMENT STAGE COMPANY)

(A DELAWARE CORPORATION)

Palm Beach, Florida

RECONCILIATION OF NET LOSS TO NET CASH FLOWS FROM OPERATING ACTIVITIES
---------------------------------------------------------------------------------------------------------------------------

                                                                                  (In U.S. Dollars)
                                                                From Date of                              From Date of
                                                                  Inception             Year Ended          Inception
                                                                   through              March 31,            through
                                                               March 31, 2000             2000           March 31, 1999
---------------------------------------------------------------------------------------------------------------------------

Net Loss                                                            $    (441,690)       $  (384,749)          $  (56,941)

Adjustments:

Depreciation                                                                                                            --
                                                                               854                854
Amortization of License Fee and Goodwill                                                                                --
                                                                             9,242              9,242

Changes:

Accounts Receivable                                                        (2,114)            (2,114)
Commodity Tax Recoverable                                                  (7,827)            (7,827)                   --
Prepaid Expenses                                                          (20,445)           (20,445)                   --
Accounts Payable                                                            36,070           (14,807)               50,877
---------------------------------------------------------------------------------------------------------------------------

Net Cash Flows from Operating Activities                            $    (425,910)       $  (419,846)           $  (6,064)
---------------------------------------------------------------------------------------------------------------------------



ISLAND CRITICAL CARE CORP.

(A DEVELOPMENT STAGE COMPANY)

(A DELAWARE CORPORATION)

Palm Beach, Florida

NOTES TO THE FINANCIAL STATEMENTS

------------------------------------------------------------------------------


Note A -   The Companies

           Island Critical Care Corporation, a incorporated under the laws of Ontario, Canada, was an operating company, which obtained private placement financing from one corporate investor , Marmaid Development Corporation, which was also established under the laws of Ontario, Canada. This transaction was concluded in accordance with the laws of the Province of Ontario, Canada, generally and specifically in accordance Ontario Securities Act. In November 1999, Island Critical Care Corporation purchased approximately 97% of a Florida corporation, Midwestern Railway Company for U.S. $150,000. The Midwestern Railway Company was inactive with no assets, liabilities, revenues or expenses. On December 14, 1999, Midwestern Railway Company changed its name to Island Critical Care Corporation ( Florida ). On December 22, 1999 the Midwestern Railway Company was merged with a newly incorporated Delaware Corporation called Island Critical Care Corp. with Island Critical Care Corp being the surviving corporation. On January 13, 2000, the Canadian Corporation , Island Critical Care Corporation was merged with the Delaware corporation Island Critical Care Corp., with the Delaware corporation emerging as the surviving corporation The goodwill arose based on the fact that the Canadian company had an investment in an inactive shell with no identifiable assets.

           The Company's  registered  office is located in Palm Beach,  Florida.
           The   Company's   principal   executive   offices   is   located   in
           Charlottetown, Prince Edward Island.

           Scope of Business

           At the present time, the Company is in the development stage and does not provide any product or service. The Company's objective is to be a leading developer and manufacturer of medical instrumentation for world export. It is currently developing a state of the art, stand alone pulse oximeter, which will be commercially manufactured in the Province of Prince Edward Island by July 2000. The Company has future plans to design, develop and manufacture a combined stand-alone oximeter and blood pressure unit, a stand-alone blood pressure unit and a vital signs monitor.

Note B -   Summary of Significant Accounting Policies
           Method of Accounting

           The Company maintains its books and prepares its financial statements on the accrual basis of accounting.

           Use of Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results can differ from those estimates.

           Concentrations of Credit Risk

           Financial instruments that potentially expose the Company to significant concentrations of credit risk consist principally of bank deposits. Cash is placed primarily with high quality AAA rated financial institutions.

ISLAND CRITICAL CARE CORP.

(A DEVELOPMENT STAGE COMPANY)

(A DELAWARE CORPORATION)

Palm Beach, Florida

NOTES TO FINANCIAL STATEMENTS

----------------------------------------------------------------------------


Note B -   Summary of Significant Accounting Policies - continued

           Cash and Cash Equivalents

           Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

           Foreign Currency Translation

           The Company's foreign operations are measured using the local currency as the functional currency. Assets and liabilities are translated at exchange rates as of the balance sheet date. Revenues, expenses and cash flows are translated at weighted average rates of exchange in effect during the year. The resulting cumulative translation adjustments have been recorded as a separate component of stockholder's equity and comprehensive income. Foreign currency transaction gains and losses are included in net income.

           Development Stage

           The Company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to financial planning, raising capital, research and development, and developing markets for its goods. The Company prepares its financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises.

           Goodwill

           Goodwill recorded on the acquisition of Midwestern Railway Company in the amount of $150,000 representing the cost in excess of the fair value of the net assets acquired. Goodwill is being amortized over its estimated useful life of 5 years.

           License Fee

           The Company entered into a licensing agreement with Masimo Corporation of Irvine, California that provides the Company with the rights to use their new technology known as Signal Extraction Technology (SET(R)) in the production of high-end stand-alone pulse oximeters. The license fee is amortized over seven years.

           Income Taxes

           Deferred taxes are provided in the financial statements for significant temporary differences arising from assets and liabilities whose bases are different for financial reporting and income tax purposes. The primary differences are attributable to depreciation methods. Deferred tax assets arising from net operating losses incurred during the development stage have been fully reserved against due to the uncertainty as to when or whether the tax benefit will be realized. At March 31, 2000, the Company has incurred net operating losses available to offset future income taxes of approximately $441,000. The net operating losses will begin to expire in 2014.

                      - continued -

ISLAND CRITICAL CARE CORP.

(A DEVELOPMENT STAGE COMPANY)

(A DELAWARE CORPORATION)

Palm Beach, Florida

NOTES TO FINANCIAL STATEMENTS

---------------------------------------------------------------------------


Note B -   Summary of Significant Accounting Policies - continued

           Net Income (Loss) Per Common Share

           Net income (loss) per common share is computed in accordance with SFAS No. 128, "Earnings Per Share". Basic earnings per share is calculated by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for each period. Share and per share amounts for all periods presented have been adjusted to reflect the recapitalization. The weighted average shares outstanding for the periods ended March 31, 2000 and 1999 reflects the common stock issued as outstanding for the entire year since there were no significant operations prior to the stock offering. Diluted earnings per share are identical to basic earnings per share for the periods presented since the conversion of the outstanding stock options would have an anti-dilutive effect on earnings per share.

           Stock Options and Warrants

           The Company accounts for stock options and warrants in accordance with the provisions of SFAF No. 123 "Accounting for Stock-Based Compensation." SFAS No. 123 prescribes the recognition of compensation based on the fair value of the options on the grant date. The Company values stock options issued based upon an option-pricing model and recognizes this value as an expense over the vesting period.

Note C -   Property and Equipment

           Property and equipment consists of furniture, fixtures and equipment located in Prince Edward Island, Canada. Property and equipment are stated at cost, less accumulated depreciation computed on the straight-line method over the estimated useful lives as follows:

                           Equipment                  5 Years
                           Computer                   3 Years
                           Furniture and Fixtures     5 Years

           Maintenance and repairs are charged to expense. The cost of property and equipment retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts

Note D -   Research and Development

           Research and development expenses represent contract engineering costs and are charged against operations as incurred.

ISLAND CRITICAL CARE CORP.

(A DEVELOPMENT STAGE COMPANY)

(A DELAWARE CORPORATION)

Palm Beach, Florida

NOTES TO FINANCIAL STATEMENTS

-----------------------------------------------------------------------------


Note E -   Stockholders' Equity
           Common Stock

           The Company's securities are not registered under the Securities Act of 1933 and, therefore, no offering may be made which would constitute a "Public Offering" within the meaning of the United States Securities Act of 1933, unless the shares are registered pursuant to an effective registration statement under the Act.

           The stockholders may not sell, transfer, pledge or otherwise dispose of the common shares of the company in the absence of either an effective registration statement covering said shares under the 1933 Act and relevant state securities laws, or an opinion of counsel that registration is not required under the Act or under the securities laws of any such state.

           Common Stock Issued

           The Company raised capital through a Canadian Private Placement offering during 1999 with one significant investor. Stock subscriptions totaling $1,126,793 in U.S. dollars (representing 2,988,098 common shares) were received in cash.

Note F -   Stock Options and Warrants

           In November 1999, the Company granted 747,025 warrants to investors in connection with the original issuance of shares. The warrants are exercisable over a 24 month term at an exercisable price of $1.00 and $1.50 per share in the first and second year, respectively( $.68 and $1.02 in U.S. Dollars). The fair market value of the options was determined by using a Black Scholes option pricing model. The calculated fair value at the date of the grant was zero. The assumptions used were as follows:

           ---------------------------------------------- -------------- ----
           Weighted Average Fair Value of Common Stock             $ .34
           Expected Market Volatility                               10.0%
           Risk Free Interest Rate                                  5.50%
           Terms                                                24 Months
           ---------------------------------------------- -------------- ----

-----------------------------------------------------------------------------
           The weighted average value of the common stock used was the last stock offering price since the company has no established market for its shares.

Note G - Other

           The Company is eligible for a line of credit in the amount of $1,500,000 Canadian with Enterprise PEI which is an agency of the Province of Prince Edward Island. The Company is also eligible for a repayable grant in the amount of $350,000 Canadian from the Atlantic Canada Opportunities Agency. Both the line of credit and the grant become available when the Company can demonstrate that it has a working prototype of its pulse oximeter.



ISLAND CRITICAL CARE CORP.

                                            (A DEVELOPMENT STAGE COMPANY)
                                              (A DELAWARE CORPORATION)
                                                 Palm Beach, Florida

                               -------- --------------------------------------
                                                  FINANCIAL REPORTS
                                                         AT
                                                    JUNE 30, 2000
                               -------- --------------------------------------







ISLAND CRITICAL CARE CORP.

(A DEVELOPMENT STAGE COMPANY)

(A DELAWARE CORPORATION)

Palm Beach, Florida

TABLE OF CONTENTS

-------------------------------------------------------------------------------------------------------------------
Independent Accountants' Report                                                                    F - 2

Balance Sheet at June 30, 2000 (Unaudited)                                                         F - 3

Statements of Changes in Stockholders' Equity for the Period From the Date of
  Inception (April 21, 1998) through June 30, 2000.(Unaudited)                                     F - 4

Statements of  Operations  and  Comprehensive  Income for the Three Months Ended
  June 30, 2000 and 1999, and for the Period From the Date of Inception

  (April 21, 1998) Through June 30, 2000 (Unaudited)                                               F - 5

Statements of Cash Flows for the Three Months Ended June 30, 2000 and 1999, and for the Period From the Date of Inception (April 21, 1998)

  Through June 30, 2000 (Unaudited)                                                           F - 6 to F - 7

Notes to the Financial Statements                                                                  F - 8



INDEPENDENT ACCOUNTANTS' REPORT


To the Board of Directors
  and Shareholders

Island Critical Care Corp.
Palm Beach, Florida


         We have reviewed the accompanying balance sheet of Island Critical Care Corp. as of June 30, 2000 and the related statements of operations and comprehensive income, changes in stockholder's equity and cash flows for the three months ended June 30, 2000 and 1999 and for the periods from the date of inception (April 21, 1998) through June 30, 1999 and June 30, 2000, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Island Critical Care Corp.

         A review consists principally of inquiries of company personnel and analytical procedures applied to the financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

         Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with the generally accepted accounting principles.

         We have previously audited, in accordance with generally accepted auditing standards, the balance sheets as of March 31, 2000 and 1999, and the related statements of operations, changes in stockholders' equity and cash flows for the years ended March 31, 2000 and 1999, and for the periods from the date of inception (April 21, 1998) through March 31, 2000 and 1999 and in our report dated May 30, 2000, we expressed an unqualified opinion on those financial statements.

Rochester, New York
  August 8, 2000



ISLAND CRITICAL CARE CORP.

(A DEVELOPMENT STAGE COMPANY)

(A DELAWARE CORPORATION)

Palm Beach, Florida

BALANCE SHEET (UNAUDITED)

-----------------------------------------------------------------------------------------------------------------------------

                                                                                                        (In U.S. Dollars)
                                                                                                                   June 30,

                                                                                                                     2000

-----------------------------------------------------------------------------------------------------------------------------

ASSETS

Current Assets

Cash and Cash Equivalents                                                                                          $  17,464
Grants and Contributions Receivable                                                                                   49,984
Commodity Tax Recoverable                                                                                             17,087
Inventory                                                                                                             63,163
Prepaid Expenses                                                                                                      32,534
-----------------------------------------------------------------------------------------------------------------------------

Total Current Assets                                                                                                 180,232

Property and Equipment - Net of Accumulated Depreciation                                                              16,121

Other Assets

Goodwill                                                                                                             133,717
License Fee - Net of Accumulated Amortization                                                                         22,551
-----------------------------------------------------------------------------------------------------------------------------

Total Assets                                                                                                      $  352,621
-----------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Accounts Payable                                                                                                  $  143,586
Accrued Expenses                                                                                                      44,676
-----------------------------------------------------------------------------------------------------------------------------

Total Current Liabilities                                                                                            188,262

Other Liabilities

Loan Payable                                                                                                          19,498
-----------------------------------------------------------------------------------------------------------------------------

Total Liabilities                                                                                                    207,760

Stockholders' Equity

Common Stock - $.001 Par; 50,000,000 Authorized; 18,101,000
                            Issued and Outstanding                                                                    18,101
Additional Paid - In Capital                                                                                         902,299
Deficit Accumulated During Development Stage                                                                       (761,853)
Accumulated Other Comprehensive Income                                                                              (13,686)
-----------------------------------------------------------------------------------------------------------------------------

Total Stockholders' Equity                                                                                           144,861
-----------------------------------------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity                                                                        $  352,621
-----------------------------------------------------------------------------------------------------------------------------





ISLAND CRITICAL CARE CORP.

(A DEVELOPMENT STAGE COMPANY)

(A DELAWARE CORPORATION)

Palm Beach, Florida

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE PERIOD
FROM THE DATE OF INCEPTION (APRIL 21, 1998) THROUGH JUNE 30, 2000 (UNAUDITED)
-----------------------------------------------------------------------------------------------------------------------------------

                                                                               (In U.S. Dollars)
                                                                                        Deficit
                                                       Common                       Accumulated        Accumulated         Total
                                                        Stock      Additional         During              Other        Stockholders'
                                          Number of   $.001 Par     Paid-In         Development       Comprehensive        Equity
                                            Shares      Value       Capital            Stage             Income          (Deficit)
-----------------------------------------------------------------------------------------------------------------------------------

Balance - April 21, 1998                       --            $ --         $  --             $  --             $  --            $ --

Initial Issuance of Shares for Cash        6,164,398        6,164            --                --                --           6,164

Net Loss for Period                                                                        (56,941)              --         (56,941)
-----------------------------------------------------------------------------------------------------------------------------------

Balances - March 31, 1999                  6,164,398        6,164            --            (56,941)              --         (50,777)

Net Loss for the Period                                                                       (978)                            (978)
-----------------------------------------------------------------------------------------------------------------------------------

Balances - June 30, 1999                    6,164,398       6,164            --            (57,919)               --        (51,755)

Issuance of Shares in Connection

  with Recapitalization                     7,948,504       7,949        (7,949)                --                --             --

Private Placement  Offering of
   Stock Net of Offering Costs of

   $275,123                                 2,988,098       2,988        860,668                --                --        863,656

Issuance of Shares in Exchange              1,000,000       1,000        339,000                --                --        340,000
  for Services

Cost of Raising Capital                                                 (340,000)               --                --      (340,000)

Comprehensive Income:

Net Loss for the Period                                                                     (383,771)             --       (383,771)

Foreign Currency Translation                 --            --                  --                --            (4,896)       (4,896)
                                                                                                                        ------------

Total Comprehensive Income                                                                                                 (386,667)
-----------------------------------------------------------------------------------------------------------------------------------

Balances - March 31, 2000                 18,101,000      18,101          851,719           (441,690)          (4,896)      423,234

Exercise of Stock Options                                                  50,580                                            50,580

Comprehensive Income:

Net Loss for the Period                                                                     (320,163)                     (320,163)

Foreign Currency Translation                                                                                   (8,790)      (8,790)
                                                                                                                    ---------------

Total Comprehensive Income                                                                                                (328,953)
-----------------------------------------------------------------------------------------------------------------------------------

Balances - June 30, 2000                 18,101,000    $ 18,101           $ 902,299      $ (761,853)      $  (13,686)     $ 144,861
------------------------------------------------------------------------------------------------------------------------------------





ISLAND CRITICAL CARE CORP.

(A DEVELOPMENT STAGE COMPANY)

(A DELAWARE CORPORATION)

Palm Beach, Florida

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)
-------------------------------------------------------------------------------------------------------------------------

                                                                                 (In U.S. Dollars)
                                                                    (Unaudited)           (Unaudited)      (Unaudited)
                                                                  From Date of          Three Months     Three Months
                                                               Inception Through            Ended             Ended
                                                                 June 30, 2000         June 30, 2000      June 30, 1999
-------------------------------------------------------------------------------------------------------------------------

Revenues

Government Grants                                                      $      26,650         $   26,650          $    --
-------------------------------------------------------------------------------------------------------------------------

Total Revenues

                                                                              26,650             26,650               --
-------------------------------------------------------------------------------------------------------------------------

Operating Expenses

Advertising and Promotion

                                                                              20,893              9,258               --
Bank Charges and Interest

                                                                                 746                299               --
Communications

                                                                               8,011              1,876               --
Insurance

                                                                               2,681              2,681               --
Investor Relations

                                                                              35,290             22,576               --
Legal and Accounting

                                                                              13,596              5,092               --
Organization Costs

                                                                               6,064                 --              978
Office Expense

                                                                              14,838              2,419               --
Relocation Expense

                                                                              31,093             31,093               --
Rent and Rentals

                                                                               9,341              4,128               --
Research and Development Costs

                                                                             267,958            155,680               --
Salaries and Benefits

                                                                             310,862             97,966               --
Shipping Charges

                                                                               1,056                652               --
Telephone and Utilities

                                                                               2,465              1,849               --
Travel

                                                                              48,363              2,079               --
Depreciation

                                                                               1,706                852               --
Amortization

                                                                              17,555              8,313               --
-------------------------------------------------------------------------------------------------------------------------

Total Operating Expenses

                                                                             792,518            346,813              978
-------------------------------------------------------------------------------------------------------------------------

Loss From Operations

                                                                           (765,868)          (320,163)               --

Other Income (Expense)

Interest Income

                                                                               4,015                 --               --
-------------------------------------------------------------------------------------------------------------------------

Net Loss                                                              $    (761,853)       $  (320,163)       $    (978)

Other Comprehensive Income, Net of Income
  Tax:

Foreign Currency Translation                                                (13,686)            (8,790)               --
-------------------------------------------------------------------------------------------------------------------------

Comprehensive Income (Loss)                                                (775,539)          (328,953)            (978)
-------------------------------------------------------------------------------------------------------------------------

Net Loss per Common Share - Basic and Diluted                          $      (0.05)        $    (0.02)          $     -
-------------------------------------------------------------------------------------------------------------------------

Weighted Average Common Shares Outstanding                                15,522,395         15,522,395
                                                                                                               6,164,398

-------------------------------------------------------------------------------------------------------------------------



ISLAND CRITICAL CARE CORP.

(A DEVELOPMENT STAGE COMPANY)

(A DELAWARE CORPORATION)

Palm Beach, Florida

STATEMENTS OF CASH FLOWS

----------------------------------------------------------------------------------------------------------------------------

                                                                                    (In U.S. Dollars)
                                                                   (Unaudited)               (Unaudited)        (Unaudited)
                                                                   From Date of          Three Months       Three Months
                                                                     Inception               Ended              Ended
                                                                      through              June 30,            June 30,
                                                                  June 30, 2000              2000               1999
----------------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities

Cash Received from Government                                              $      --             $    --           $     --
Cash Paid to Suppliers and Employees                                       (713,597)           (287,687)
                                                                                                                       (33)

----------------------------------------------------------------------------------------------------------------------------

Net Cash Flows from Operating Activities                                   (713,597)           (287,687)
                                                                                                                       (33)

----------------------------------------------------------------------------------------------------------------------------

Cash Flows from Investing Activities

Acquisition of Goodwill                                                                                                  --
                                                                           (150,000)                   --

Purchase of Property and Equipment                                          (19,894)             (3,118)
                                                                                                                         --
Purchase of License Fee

                                                                            (25,000)                  --                 --
----------------------------------------------------------------------------------------------------------------------------

Net Cash Flows from Investing Activities                                   (194,894)             (3,118)
                                                                                                                         --
----------------------------------------------------------------------------------------------------------------------------

Cash Flows from Financing Activities

Proceeds From Borrowing                                                                                                  --
                                                                              19,498              19,498
Gross Proceeds From Private Placement Offering                             1,183,815              50,783
                                                                                                                         --
Cost of Private Placement Offering

                                                                           (275,123)                  --                 --
----------------------------------------------------------------------------------------------------------------------------

Net Cash Flows from Financing Activities                                     928,190              70,281
                                                                                                                         --
----------------------------------------------------------------------------------------------------------------------------

Effect of Exchange Rate Changes on Cash and Cash
  Equivalents                                                                 11,451                (36)                 --

Foreign Currency Translation                                                (13,686)             (8,790)                 --
----------------------------------------------------------------------------------------------------------------------------

                                                                             (2,235)             (8,826)                 --
----------------------------------------------------------------------------------------------------------------------------

Net Increase in Cash and Cash Equivalents

                                                                              17,464           (229,350)               (33)

Cash and Cash Equivalents - Beginning of Period

                                                                                  --             246,814               100
----------------------------------------------------------------------------------------------------------------------------

Cash and Cash Equivalents - End of Period                                $    17,464          $   17,464            $   67
----------------------------------------------------------------------------------------------------------------------------



ISLAND CRITICAL CARE CORP.

(A DEVELOPMENT STAGE COMPANY)

(A DELAWARE CORPORATION)

Palm Beach, Florida

RECONCILIATION OF NET LOSS TO NET CASH FLOWS
FROM OPERATING ACTIVITIES

----------------------------------------------------------------------------------------------------------------------------

                                                                                    (In U.S. Dollars)
                                                                          (Unaudited)         (Unaudited)       (Unaudited)
                                                                    From Date of          Three Months       Three Months
                                                                      Inception               Ended              Ended
                                                                       through              June 30,           June 30,
                                                                   June 30, 2000              2000               1999
----------------------------------------------------------------------------------------------------------------------------
Net Loss                                                               $    (761,853)        $  (320,163)         $   (978)

Adjustments:

Depreciation

                                                                                1,706                 852                --
Amortization of License Fee and Goodwill                                       21,045
                                                                                                   11,803                --

Changes:

Grants and Contributions Receivable                                          (49,965)            (47,851)
Commodity Tax Recoverable                                                    (16,976)             (9,149)
                                                                                                                          --
Inventory                                                                    (63,021)            (63,021)
Prepaid Expenses                                                             (32,403)
                                                                                                 (11,958)                --
Accounts Payable                                                              143,395             107,325
                                                                                                                        945

Accrued Expenses                                                               44,475              44,475
----------------------------------------------------------------------------------------------------------------------------

Net Cash Flows from Operating Activities                               $    (713,597)        $  (287,687)         $    (33)
----------------------------------------------------------------------------------------------------------------------------




ISLAND CRITICAL CARE CORP.

(A DEVELOPMENT STAGE COMPANY)

(A DELAWARE CORPORATION)

Palm Beach, Florida

NOTES TO THE FINANCIAL STATEMENTS

-------------------------------------------------------------------------------


Note A -   Basis of Presentation

           The condensed financial statements of Island Critical Care Corp. (the "company") included herein have been prepared by the company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in financial statements prepared in conjunction with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the company believes that the disclosures are adequate to make the information presented not misleading. These condensed financial statements should be read in conjunction with the annual audited financial statements and the notes thereto included elsewhere herein in the company's registration statement on Form 10SB.

           The accompanying unaudited interim financial statements reflect all adjustments of a normal and recurring nature which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented. The results of operations for these periods are not necessarily comparable to, or indicative of, results of any other interim period of or for the calendar year taken as a whole. Factors that affect the comparability of financial data from year to year and for comparable interim periods include non-recurring expenses associated with the company's registration with the Securities and Exchange Commission and costs incurred to raise capital and acquisitions of patents and trademarks.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

                The accounting firm of Rotenberg & Company, LLP, Certified Public Accountants and Consultants audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

DEALER  PROSPECTUS  DELIVERY  OBLIGATION

                Until ninety days after the effectiveness of the registration statement of which this prospectus is a part, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II   INFORMATION NOT REQUIRED TO BE INCLUDED IN  PROSPECTUS

ITEM  24.    INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

                Our bylaws provide for indemnification of each person (including the heirs, executors, administrators, or estate of such person) who is or was director and officer of the corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys' fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs, and expenses, whether or not the corporation would have the legal power to indemnify them directly against such liability.

                Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons, including officers and directors, who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM  25.    OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

                The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM                              EXPENSE
----                              -------
SEC  Registration  Fee            $    2,598.00
Legal  Fees  and  Expenses        $   20,000.00
Accounting  Fees  and  Expenses   $           0
Miscellaneous*                    $      500.00
===============================================
Total*                             $  23,098.00

*  Estimated  Figure

ITEM  26.    RECENT  SALES  OF  UNREGISTERED  SECURITIES

                During December 1999, we issued 2,988,098 shares of our common stock to One investor in connection with a Canadian private placement. We received stock subscriptions totaling $1,138,779. We believed this exemption was available because we have never utilized an underwriter for an offering of our securities. Other than securities mentioned above, we have not issued or sold any securities.

In December 1999 and prior to the merger, 10,000 Delaware, Inc., a corporation owned by our president, Kenneth Legere, provided Island Critical Care Corporation., the Ontario Corporation , with $6,145 of legal and incorporation expenses to affect the incorporation of the Island Critical Care Corporation., the Ontario corporation. 10,000 Delaware, Inc. received 6,164,398 shares of Island Critical Care Corporation., the Ontario corporation, as consideration for the payment of these expenses.

                On January 13, 2000, we issued a total of 7,948,504 shares of our common stock (at $.001 par value) in connection with a merger with Island Critical Care Corp., an Ontario corporation. We exchanged our shares for an equivalent number of shares of the Ontario corporation (which amounted to 100% of the total shares outstanding of the Ontario corporation).

                Prior to the merger,  in November  1999,  Island  Critical  Care
Corp., the Ontario Corporation, issued a total of 2,988,098 shares of common stock in a private transaction for cash consideration totaling $1,138,779. In connection with that private offering, Island Critical Care Corp., the Ontario Corporation, also issued 1,000,000 shares of its common stock and warrants to purchase an additional 747,025 shares of its common stock to Finlay Investments for services valued at $340,000. The securities were issued under the exemption from registration provided by Section 4(2) of the Securities Act, as amended. We believed this exemption was available because these issuances were transactions not involving a public offering. There was no general solicitation or advertising used to offer shares. In addition, each investor had the knowledge and experience in financial and business matters to evaluate the merits and risks of this prospective investment and therefore was either accredited or sufficiently sophisticated to undertake such an investment.

                As of December 31, 1999, these warrants remained outstanding. These warrants, if exercised, will result in the issuance of 747,025 shares of our common stock. The warrants may be exercised over a two year period. The warrants are exercisable in the first year at $0.68 per share and at $1.02 per share in the second year.

ITEM  27.     EXHIBITS

Exhibit Number  Exhibit Description

--------------  -----------------------------------------------------------------------------
             2  Plan of Merger between Island Critical Care Corp. (a Florida corporation)
                and Island Critical Care Corp (a Delaware corporation)
--------------  -----------------------------------------------------------------------------
           2.1  Plan and Agreement of Merger

--------------  -----------------------------------------------------------------------------
           3.1  Certificate of Incorporation - Island Critical Care Corp (a Delaware
                corporation)
--------------  -----------------------------------------------------------------------------
           3.2  Bylaws of Island Critical Care Corp - Island Critical Care Corp. (a Delaware
                corporation)
--------------  -----------------------------------------------------------------------------
             5  Opinion re: Legality - The Law Offices of Brenda Lee Hamilton, P.A.
--------------  -----------------------------------------------------------------------------
          10.1  Purchasing and Licensing Agreement Between Island Critical Care
                Corporation and Masimo Corporation

--------------  -----------------------------------------------------------------------------
          10.2  Prince Edward Island Lending Agency (Prince Edward Island Government,
                Canada), Offer of Credit and Acceptance by Borrower, Island Critical Care
                Corporation
--------------  -----------------------------------------------------------------------------
          10.3  Prince Edward Island Lending Agency (Prince Edward Island Government,
                Canada) Acknowledgement to Island Critical Care Corporation
--------------  -----------------------------------------------------------------------------
          10.4  Atlantic Canada Opportunities Agency's Offer to Make Repayable
                Contribution to Island Critical Care Corporation and Island Critical Care
                Corporation's Acceptance
--------------  -----------------------------------------------------------------------------
          10.5  Employment Agreement Between Kenneth Legere and Island Critical Care
                Corporation
--------------  -----------------------------------------------------------------------------
          10.6  Employment Agreement Between John Wayne Weber and Island Critical
                Care Corporation
--------------  -----------------------------------------------------------------------------
          10.7  Employment agreement between Sean Patrick Flanigan and Island Critical
                Care Corporation
--------------  -----------------------------------------------------------------------------

ITEM  28.     UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
       a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
       b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
       c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that Remain unsold at the end of the offering.

4.     Insofar as indemnification  for liabilities arising under the
       Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Charlottetown, State of Prince Edward Island on July 6th , 2000.

-------------              ----------------------      ---------

                                          Island  Critical  Care  Corp.

                                          /s/  Kenneth  R.  Legere
                                          ------------------------

                                          By:  Kenneth  R.  Legere
                                          Title:  President


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.

                                          /s/  Sean  Flanigan

                                          -------------------
                                          By:  Sean  Flanigan
                                          Title:  Director

                                          /s/  Wayne  Weber

                                          -----------------
                                          By:  Wayne  Weber

                                          Title: Vice President, Chief Financial
                                          Officer  and  Director

                                          /s/  Sean  Flanigan

                                          -------------------
                                          By:  Sean  Flanigan
                                          Title: Vice President, Chief Operating
                                          Officer  and  Director